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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MEAD JOHNSON NUTRITION COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MEAD JOHNSON NUTRITION COMPANY
2701 Patriot Boulevard
Glenview, Illinois 60026
(847) 832-2420

March 24, 2014

Dear Fellow Stockholder:

            We are pleased to invite you to attend our Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Glen Club, 2901 W. Lake Avenue, Glenview, Illinois 60026, on Thursday, May 1, 2014, at 9:00 a.m. Central Daylight Time.

            Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

            Whether or not you plan to attend in person, you can ensure that your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by Internet or by telephone or by signing, dating and returning your proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Sincerely,

James M. Cornelius	Peter Kasper Jakobsen
Chairman of the Board of Directors	President and Chief Executive Officer

MEAD JOHNSON NUTRITION COMPANY
2701 Patriot Boulevard
Glenview, Illinois 60026
(847) 832-2420

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 1, 2014
9:00 a.m. Central Daylight Time

            Notice is hereby given that the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Mead Johnson Nutrition Company (the "Company") will be held at The Glen Club, 2901 W. Lake Avenue, Glenview, Illinois 60026, on Thursday, May 1, 2014, at 9:00 a.m. Central Daylight Time, for the following purposes:

    1.
    To elect as directors the nominees named in the Proxy Statement to hold office for a term of one year;

    2.
    To hold an advisory vote to approve the compensation paid to our named executive officers;

    3.
    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014; and

    4.
    To transact any other business that may properly come before the Annual Meeting.

            Information relating to the above matters is set forth in the attached proxy statement. Only stockholders of record at the close of business on March 14, 2014 will be entitled to vote at the Annual Meeting.

            You are cordially invited to attend the Annual Meeting in person. However, to ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible.

By order of the Board of Directors,

William C. P'Pool Senior Vice President, General Counsel and Secretary

March 24, 2014
Glenview, Illinois

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 1, 2014

            The Proxy Statement relating to our 2014 Annual Meeting of Stockholders, the Proxy Card, our Annual Report to Stockholders for the year ended December 31, 2013 and our Annual Report on Form 10-K for the year ended December 31, 2013 are available at www.meadjohnson.com/proxymaterials.

 Your Vote Is Important

            Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the proxy card. If you plan to attend the meeting, please follow the instructions set forth on page 5 of the attached proxy statement.

MEAD JOHNSON NUTRITION COMPANY
2701 Patriot Boulevard
Glenview, Illinois 60026
(847) 832-2420

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 1, 2014

            The board of directors (the "Board") of Mead Johnson Nutrition Company (referred to herein as "we," "us" or the "Company") solicits your proxy to vote at the 2014 Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Glen Club, 2901 W. Lake Avenue, Glenview, Illinois 60026, on Thursday, May 1, 2014, at 9:00 a.m. Central Daylight Time, and at any adjournments or postponements thereof. This proxy statement (the "Proxy Statement") is first being released to stockholders by the Company on or about March 24, 2014.

 GENERAL INFORMATION

Q:
Why am I receiving these materials?

A:
We have made these materials available to you in connection with our solicitation of proxies for use at the Annual Meeting to be held on Thursday, May 1, 2014 at 9:00 a.m. Central Daylight Time, and at any adjournments or postponements thereof. We invite you to attend the Annual Meeting and request that you vote on the proposals described in this Proxy Statement.

Q:
What is included in these materials?

A:
These materials include:

•
This Proxy Statement for the Annual Meeting;

•
A proxy card for the Annual Meeting;

•
The Company's Annual Report to Stockholders for the year ended December 31, 2013 (the "Annual Report"); and

•
The Company's Annual Report on Form 10-K for the year ended December 31, 2013 (the "Form 10-K"), as filed with the Securities and Exchange Commission ("SEC") on February 18, 2014.

Q:
What items will be voted on at the Annual Meeting?

A:
Stockholders will vote on three items at the Annual Meeting:

•
The election to the Board of the 12 nominees named in this Proxy Statement (Proposal No. 1);

•
An advisory vote to approve the compensation paid to our named executive officers (Proposal No. 2); and

  •
  Ratification of the appointment of Deloitte & Touche LLP ("Deloitte & Touche") as our independent registered public accounting firm for 2014 (Proposal No. 3).

Q:
What are the Board's voting recommendations?

A:
The Board recommends that you vote your shares:

•
"FOR" each of the nominees to the Board (Proposal No. 1);

•
"FOR" the approval, on an advisory basis, of the compensation paid to our named executive officers (Proposal No. 2); and

•
"FOR" ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for 2014 (Proposal No. 3).

Q:
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report, Form 10-K and Proxy Statement. This procedure is intended to reduce our printing costs and postage fees.

  If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report, Form 10-K or Proxy Statement, we will promptly deliver it to you if you request it by calling Broadridge Financial Solutions, Inc., toll-free in the United States at 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Attn. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you or another stockholder of record with whom you share an address are receiving multiple copies of the Annual Report, Form 10-K and Proxy Statement, you can request to receive a single copy of these materials in the future by contacting Broadridge Financial Solutions, Inc. in the same manner as described above.

Q:
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:
Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, you are considered the stockholder of record with respect to those shares, and we sent the proxy materials directly to you.

  Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in "street name," and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:
Who is entitled to vote and how do I vote?

A:
Only holders of record of our common stock at the close of business on March 14, 2014 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 202,071,888 shares were issued and outstanding. Each share is entitled to one vote on each matter presented at the Annual Meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have four options for submitting their votes:

•
in person at the Annual Meeting with a proxy card/legal proxy;

•
by mail, using the paper proxy card;

•
through the Internet, using the procedures and instructions described on the proxy card; or

  •
  by telephone, by calling the toll-free telephone number on the proxy card.

  Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials.

  For further instructions on voting, see your proxy card. If you vote by proxy using the paper proxy card, by telephone or through the Internet, the shares represented by the proxy will be voted in accordance with your instructions. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted by mail, telephone or Internet will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a legal proxy issued in your name.

Q:
If I hold shares through the Mead Johnson Nutrition Company Retirement Savings Plan, how do I vote?

A:
For voting purposes, the proxy card includes all shares credited to your account under the Mead Johnson Nutrition Company Retirement Savings Plan held in custody by the plan trustee.

  In order to direct the plan trustee to vote the shares held in your account, you must vote the shares by 10:59 p.m. Central Daylight Time on April 28, 2014. If your voting instructions are not received by that time, the trustee will vote the shares credited to your account in the same proportion as the plan shares for which voting instructions have been received, unless contrary to the Employee Retirement Income Security Act of 1974. Please follow the instructions set forth above for voting of stockholders of record to cast your vote. Although you may attend the Annual Meeting, you may not vote shares held in your Mead Johnson Nutrition Company Retirement Savings Plan account at the Annual Meeting.

Q:
What does it mean to vote by proxy?

A:
It means that you give someone else the right to vote your shares in accordance with your instructions. In voting by proxy, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting.

Q:
What if I submit a proxy and later change my mind?

A:
If you have given your proxy and later wish to revoke it, you may do so by giving written notice to our Corporate Secretary at our principal executive offices at 2701 Patriot Boulevard, Glenview, Illinois 60026, submitting another proxy bearing a later date (in any of the permitted forms) or casting a ballot in person at the Annual Meeting.

Q:
What happens if other matters are raised at the Annual Meeting?

A:
If other matters are properly presented at the Annual Meeting, the individuals named as proxies will have the discretion to vote on those matters for you in accordance with their best judgment. However, our Corporate Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the Annual Meeting.

Q:
How is it determined whether a matter has been approved?

A:
Assuming a quorum is present, the approval of the matters specified in the Notice of Annual Meeting will be determined as follows:

•
Those nominees for director receiving the affirmative vote of a majority of the shares of our common stock cast with respect to their election at the Annual Meeting will be elected as directors; and

•
Each other matter requires the affirmative vote of a majority of the shares of our common stock, present in person or by proxy and entitled to vote at the Annual Meeting, for approval.

Q:
What constitutes a quorum?

A:
A majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote at the Annual Meeting, constitutes a quorum. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

Q:
What happens if I do not give specific voting instructions?

A:
Stockholders of Record.    If you are a stockholder of record and you:

•
indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or

•
sign and return a proxy card without giving specific voting instructions,

  then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

  Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the "NYSE"), the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares.

Q:
Which ballot measures are considered "routine" or "non-routine"?

A:
The ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for 2014 (Proposal No. 3) is the only matter considered routine under NYSE rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal No. 3.

  The election of directors (Proposal No. 1) and the advisory vote to approve the compensation paid to our named executive officers (Proposal No. 2) are matters considered non-routine under NYSE rules. A broker or other nominee cannot vote without instructions from beneficial owners on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1 and No. 2.

Q:
What are broker non-votes and abstentions?

A:
Broker non-votes occur when a broker has not received voting instructions from the beneficial owner of shares held in street name and the broker does not have discretionary authority to vote the shares. Brokers only have discretionary authority to vote uninstructed shares on routine matters. Abstentions occur when a stockholder affirmatively chooses not to vote on a proposal.

Q:
What effect does a broker non-vote or an abstention have?

A:
Broker non-votes and abstentions will have no effect on the outcome of the election of directors. Abstentions will have the same effect as a vote against any of the other matters specified in the Notice of Annual Meeting, while broker non-votes will have no effect on such matters. In order to minimize the number of broker non-votes, we encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in this Proxy Statement.

Q:
Who will count the vote?

A:
Broadridge Financial Solutions, Inc. will tabulate votes and act as the Inspector of Election at the Annual Meeting.

Q:
Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•
as necessary to meet applicable legal requirements;

•
to allow for the tabulation and certification of votes; and

•
to facilitate a successful proxy solicitation.

  Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our management and the Board.

Q:
Where can I find the voting results of the Annual Meeting?

A:
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Election and published in a Current Report on Form 8-K, which we are required to file with the SEC on or before the fourth business day following the Annual Meeting.

Q:
Who is paying for the cost of this proxy solicitation?

A:
We will bear the costs of soliciting and tabulating your votes. We have retained Broadridge Financial Solutions, Inc. to assist in distributing these proxy solicitation materials. Copies of proxy solicitation materials will be mailed to stockholders, and our directors, officers and employees may personally communicate with stockholders by telephone, e-mail or otherwise to solicit votes without additional compensation. Banks, brokers and others holding stock in their names, or in the names of nominees, may request and forward copies of the proxy solicitation material to beneficial owners and seek authority for execution of proxies, and we will reimburse them for their expenses in doing so at the rates approved by the NYSE.

  In addition, we have retained Georgeson Inc., 480 Washington Boulevard, 26th Floor, Jersey City, NJ 07310, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of our common stock. We will pay Georgeson Inc. a base fee of $16,500, plus its reasonable out-of-pocket expenses, for these services.

Q:
How can I attend the Annual Meeting?

A:
The Annual Meeting will take place at The Glen Club, 2901 W. Lake Avenue, Glenview, Illinois 60026, on Thursday, May 1, 2014, at 9:00 a.m. Central Daylight Time. Directions to the Annual Meeting are included on the back cover of this Proxy Statement. Attendance at the Annual Meeting is limited to stockholders. Registration will begin at 8:30 a.m. Central Daylight Time on the date of the Annual Meeting, and each stockholder may be asked to present valid picture identification such as a driver's license or passport and proof of stock ownership as of the Record Date. The use of cell phones, smartphones, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting. If you have other questions about attending the Annual Meeting, please contact our Corporate Secretary.

Q:
Does the Company offer an opportunity to receive future proxy materials electronically?

A:
Yes. If you wish to view future proxy materials and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, you will not have the option to elect electronic delivery while voting. If you elect electronic delivery, we will discontinue mailing the proxy materials and annual reports to you beginning next year and will send you an e-mail message notifying you of the Internet address or addresses where you may access next year's proxy materials and annual report and vote your shares.

Q:
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2015 annual meeting of stockholders?

A:
Any stockholder who intends to present a proposal at our annual meeting to be held in 2015, and who wishes to have a proposal included in our proxy statement for that meeting, must deliver the proposal to our Corporate Secretary at our principal executive offices at 2701 Patriot Boulevard, Glenview, Illinois 60026. All such proposals must be received by the Corporate Secretary no later than November 24, 2014 and must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting.

  Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by our bylaws. Our bylaws require all stockholders who intend to make proposals at an annual meeting of stockholders to submit their proposal to the Corporate Secretary not fewer than 120 and not more than 150 days before the anniversary date of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be received not earlier than 120 days prior to such annual meeting and not later than the later of 90 days prior to such annual meeting or 10 days following the day on which the public announcement of the date of such annual meeting is first made.

  To be eligible for consideration at the 2015 annual meeting, proposals that have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director must be received by our Corporate Secretary on or after December 2, 2014 and on or before January 1, 2015. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting.

  All submissions to, or requests of, the Corporate Secretary should be made at our principal executive offices at 2701 Patriot Boulevard, Glenview, Illinois 60026.

 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

            Our business and affairs are managed under the direction of our Board. Our Board consists of the 12 members listed below.

            Our Board is composed of a diverse group of leaders in their respective fields, most of whom have leadership experience at major companies with global operations, as well as experience on other companies' boards, which provides an understanding of different business processes, challenges and strategies. Others have experience as members of significant academic and research institutions, which brings unique perspectives to the Board. The Company's directors also have other experience that makes them valuable members, such as nutritional, scientific, finance, compliance, social responsibility and consumer products experience that provides insight into issues faced by the Company.

            The Nominating and Corporate Governance Committee and the Board believe that the above-mentioned attributes, along with the leadership skills and other experiences of its Board members described below, provide us with the perspectives and judgment necessary to guide our strategies and monitor their execution.

Name	Position(s)
Steven M. Altschuler, M.D.	Director
Howard B. Bernick	Director
Kimberly A. Casiano	Director
Anna C. Catalano	Director
Celeste A. Clark, Ph.D.	Director
James M. Cornelius	Director and Chairman of the Board
Stephen W. Golsby	Director
Michael Grobstein	Director
Peter Kasper Jakobsen	Director; President and Chief Executive Officer
Peter G. Ratcliffe	Director
Elliott Sigal, M.D., Ph.D.	Director
Robert S. Singer	Director

Steven M. Altschuler, M.D.	Director Since 2009
	Age 60	*

            Dr. Altschuler is currently the chief executive officer of The Children's Hospital of Philadelphia, a position he has held since April 2000. Dr. Altschuler has served as a director of Weight Watchers International, Inc. since September 2012, where he serves as a member of the audit and compensation committees. He also serves as chairman of the board of Spark Therapeutics and as a member of the board of directors of the Free Library of Philadelphia, the GAVI Campaign and the University Hospital Consortium. In addition to his leadership position at a leading institution in pediatric medicine, Dr. Altschuler has clinical and research experience in pediatric medicine, as well as experience as an outside director of charitable organizations.

Howard B. Bernick	Director Since 2009
	Age 62	*

            Mr. Bernick is currently the president of Bernick Advisory Limited, a private investment advisory company, and has served in such a role since November 2006. From November 1994 to November 2006, Mr. Bernick served as president and chief executive officer and a director of Alberto-Culver Company, a global branded consumer products and beauty supply distribution company. From August 2001 through October 2008, Mr. Bernick served as a director of the Wm. Wrigley Jr. Company, a global confectionery company. Mr. Bernick serves on the board of directors of Levy Acquisition Corp., a publicly traded special purpose acquisition company. He also serves on the board of directors of The Duchossois Group, Inc. and the HAVI Group LP and is a member of the board of trustees of The Field Museum in Chicago. Mr. Bernick serves as a director of the American Committee for the Weizmann Institute of Science and the Juvenile Diabetes Research Foundation. In addition to his global business experience as former president and chief executive officer of a global branded consumer products company, Mr. Bernick has outside board experience and private investment advisory experience.

*
As of the Annual Meeting.

Kimberly A. Casiano	Director Since 2010
	Age 56	*

            Ms. Casiano is an advisor to top business leaders targeting the Hispanic market. From 1994 to 2009, Ms. Casiano was president and chief operating officer of Casiano Communications, Inc., the largest Hispanic publisher of magazines and periodicals in the United States. Ms. Casiano has held various management positions at that firm since she joined in 1988, including leading the sales and editorial functions for consumer publications and managing the company's bilingual direct marketing, customer relationship management and multi-media contact center divisions. Prior to that, she managed her own company, Caribbean Marketing Overseas Corporation, to foster trade and investment in the Caribbean and Latin America. She has served on the board of directors of Ford Motor Company since 2003, including as a member of the audit committee, nominating and governance committee and environmental and public policy committee, having previously served on the finance committee. Ms. Casiano has also served on the board of directors of Mutual of America since 2006. In addition to her global business experience as a president and chief operating officer of the largest Hispanic publisher of magazines and periodicals in the United States, Ms. Casiano has global business experience managing her own company, as well as outside board experience.

Anna C. Catalano	Director Since 2010
	Age 54	*

            Ms. Catalano has over 30 years of corporate experience, of which over 20 years were spent in the energy industry, serving in various marketing, operations and business development roles. Most recently, at BP plc, she served as Group Vice President of Marketing from 2000 to 2003, and Group Vice President of Emerging Markets from 1999 to 2000. She has held senior executive positions in Asia, Europe and the United States, including President of Amoco Orient Oil Company in China, and Senior Vice President of Retail Operations for Amoco in the United States. Ms. Catalano currently serves on the boards of directors of Willis Group Holdings, where she also serves on the compensation and governance committees, Chemtura Corporation, where she also serves on the environmental, health and safety committee and the compensation committee and Kraton Performance Polymers, where she serves on the compensation committee. Ms. Catalano previously served on the boards of Hercules, Inc. and SSL International, plc. Ms. Catalano serves on the National Board of Directors of the Alzheimer's Association, and is a senior fellow and advisory board member of the Kellogg Innovation Network at Northwestern University. In addition to her global business experience in marketing, Ms. Catalano has outside board and advisory experience.

Celeste A. Clark, Ph.D.	Director Since 2011
	Age 60	*

            Dr. Clark recently retired as the senior vice president of global public policy and external relations for Kellogg Company, where she also served as the company's chief sustainability officer and was a member of the company's global executive leadership team. Dr. Clark also served as president of the Kellogg Citizenship Fund, the company's philanthropic entity, and was a company liaison worldwide between professional organizations, academic institutions, government agencies, and industry associations on nutrition, health policy and advertising practices. Dr. Clark currently serves on the board of trustees and the finance and audit committees of the W.K. Kellogg Foundation and the board of directors and as chair of the nominating and governance committee of AAA Michigan. Dr. Clark is an adjunct professor in Food Science and Nutrition at Michigan State University and serves on the Kellogg Company's Scientific Advisory Board. She is the principal of Abraham Clark Consulting, LLC which specializes in leadership development, communications and regulatory affairs. In addition to her global business experience, Dr. Clark has industry experience in various nutrition, consumer products, public policy, governance and philanthropic matters.

James M. Cornelius	Director Since 2009
	Age 70	*

            Mr. Cornelius, our Chairman of the Board, is also non-executive chairman of the board of directors of Bristol-Myers Squibb Company ("BMS") and has served in that capacity since May 2010. Prior to that, he served as chairman of the board and chief executive officer of BMS since September 2006, including serving as interim chief

*
As of the Annual Meeting.

executive officer of BMS from September 2006 to April 2007. He retired as the chief executive officer of BMS in May 2010. Mr. Cornelius served as the interim chief executive officer and chairman of the board of directors for Guidant Corporation from November 2005 to April 2006 when the company was acquired by Boston Scientific Corporation, at which point he retired. He served as Guidant's non-executive chairman of the board of directors from August 2000 until November 2005. Mr. Cornelius was a director and chairman of the compensation committee and member of the audit committee of Given Imaging Ltd., prior to its recent acquisition. Mr. Cornelius is a member of the board of Arcamed, Inc., an Indianapolis-based manufacturer of custom metal products. He also serves on the board of YourEncore, an Indianapolis-based company providing a network of retired and veteran scientists and engineers assisting clients with proven experience to help accelerate the pace of their innovation. Among other qualifications, Mr. Cornelius has significant global business leadership experience, both as an executive officer and a director of public companies.

Stephen W. Golsby	Director Since 2009
	Age 59	*

            Mr. Golsby served, from September 2008 until his retirement in April 2013, as our President and Chief Executive Officer. Prior to serving as President and Chief Executive Officer, he had been continuously employed by Mead Johnson in various capacities since October 1997. From January 2004 to September 2008, Mr. Golsby served as President of Mead Johnson. He served as President, International of Mead Johnson from 2001 until 2003 and Senior Vice President, Asia Pacific from 1998 to 2000. Mr. Golsby is a director of Beam Inc. (which has announced a definitive agreement under which it will be acquired by Suntory Holdings Limited). Mr. Golsby is a director of Masan Consumer (Vietnam) and also serves as an advisor to Thai Union Frozen Products and to the Thailand Board of Investment. In addition to his global business experience as the former president and chief executive officer of the Company and previously with Unilever, Mr. Golsby's extensive knowledge of and insight into the Company provides unique value to the Board.

Michael Grobstein	Director Since 2014
	Age 71	*

            Mr. Grobstein is a retired Vice Chairman of Ernst & Young LLP, an independent registered public accounting firm. Mr. Grobstein worked with Ernst & Young from 1964 to 1998, and was admitted as a partner in 1975. He served as a Vice Chairman-International Operations from 1993 to 1998, as Vice Chairman-Planning, Marketing and Industry Services from 1987 to 1993, and Vice Chairman-Accounting and Auditing Services from 1984 to 1987. He currently serves on the board of directors of BMS, where he serves on both the audit committee and the compensation and management development committee. Mr. Grobstein was also a director of Given Imaging Ltd., prior to its recent acquisition. He serves on the Board of Trustees and Executive Committee and is the Treasurer of the Central Park Conservancy, and is also a director of the Peer Health Exchange, Inc. Mr. Grobstein has extensive knowledge and background relating to accounting and financial reporting rules and regulations as well as the evaluation of financial results, internal controls and business processes. In light of Mr. Grobstein's depth and breadth of financial expertise, his experience handling complex financial issues and his experience serving on major international boards of directors, Mr. Grobstein was recommended for nomination to our Board by a non-management member of the Board.

Peter Kasper Jakobsen	Director Since 2012
	Age 52	*

            Mr. Jakobsen has been our President and Chief Executive Officer since April 2013, prior to which he served as the Company's Executive Vice President and Chief Operating Officer since January 2012. Mr. Jakobsen previously had been our President, Americas from January 2009 through December 2011 and has been continuously employed by Mead Johnson since March 1998 in various capacities. From October 2006 to January 2009, he served as Senior Vice President, Asia Pacific. From February 2004 to October 2006, Mr. Jakobsen served as Vice President, South Asia, and from June 2001 to June 2004, he served as General Manager, Philippines. In addition to his extensive knowledge of and experience with the Company, Mr. Jakobsen serves as a critical link between management and the Board.

*
As of the Annual Meeting.

Peter G. Ratcliffe	Director Since 2009
	Age 66	*

            Mr. Ratcliffe served, from April 2003 until his retirement in June 2007, as chief executive officer of the P&O Princess International division of Carnival Corporation and PLC, a global cruise company. From January 2000 to April 2003, he served as chief executive officer of Carnival PLC, a global cruise company. Mr. Ratcliffe is a director of BBA Aviation PLC and Casa Pacifica Centers for Children & Families. He previously served as a director of Carnival Corporation and PLC through April 2013 and is also a former director of Peninsula and Steam Navigation Company. Mr. Ratcliffe is a fellow of the Institute of Chartered Accountants in England and Wales. Among other qualifications, Mr. Ratcliffe has significant global business leadership experience, both as an executive officer and a director of public companies.

Elliott Sigal, M.D., Ph.D.	Director Since 2009
	Age 62	*

            Dr. Sigal is a former Executive Vice President and Director of Bristol-Myers Squibb. Dr. Sigal joined BMS in 1997 and had roles of increasing responsibility in both research and development. He served as Chief Scientific Officer and President of R&D for BMS from 2004 until his retirement in 2013. Dr. Sigal served on the Board of BMS from 2011 until his retirement in 2013. He served on the Board of the Princeton Healthcare System from 2002 until 2011. He currently serves as a senior advisor to the healthcare team of the venture group, New Enterprise Associates and is a consultant to various biotechnology companies. In addition, Dr. Sigal serves as a director of Spark Therapeutics and is on the board of the private non-profit foundation, the Melanoma Research Alliance. In addition to his global business experience in research and development and as a chief scientific officer, Dr. Sigal has industry and research experience in global clinical and pharmaceutical development.

Robert S. Singer	Director Since 2009
	Age 62	*

            Mr. Singer served as chief executive officer of Barilla Holding S.p.A, a major Italian food company, from January 2006 to April 2009. From May 2004 through August 2005, Mr. Singer served as president and chief operating officer of Abercrombie & Fitch Co., an American clothing retailer. Between September 2005 and December 2005, he took the time to select his next opportunity. Prior to joining Abercrombie, Mr. Singer served as chief financial officer of Gucci Group NV, a leading luxury goods company, from September 1995 to April 2004. Mr. Singer has served as a director of Tiffany & Co. since May 2012, where he also serves as the chairman of the audit committee. Mr. Singer also serves as a director and chairman of the audit committee of Coty Inc. From April 2006 to April 2010, Mr. Singer was a director and the chairman of the compensation committee of Benetton S.p.A. From 2003 to 2006, Mr. Singer served on the board of directors of Fairmont Hotels & Resorts, Inc., and as chairman of the audit committee from 2004 to 2006. Mr. Singer currently serves on the board of directors of several non-public companies. Among other qualifications, Mr. Singer has significant global business leadership experience, both as an executive officer and a director of public companies.

Meetings

            During 2013, the Board held 11 meetings and concluded each of its regular meetings in executive session without management present. In addition, our independent directors met separately as a group in 2013 to evaluate the performance of the Chairman of the Board and conduct other appropriate business. Other than Messrs. Golsby and Jakobsen and Dr. Sigal, all of our current directors are independent directors, as defined by the rules of the NYSE.

            During 2013, all of our directors attended 75% or more of the aggregate number of meetings of the Board and Board committees on which they served.

            All directors are expected to attend our annual meetings of stockholders. All of our directors attended the annual meeting of stockholders in April 2013.

*
As of the Annual Meeting.

Board Leadership Structure and Lead Independent Director

            Mr. Cornelius serves as our non-executive Chairman of the Board. The Chairman of the Board organizes Board activities to enable the Board to effectively provide guidance to, and oversight of, management. To fulfill that role, the Chairman of the Board, among other things: creates and maintains an effective working relationship with the Chief Executive Officer, the other members of management and the Board; provides the Chief Executive Officer with ongoing direction as to Board needs, interests and opinions; and ensures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman of the Board preserves the distinction between management and oversight, maintaining the responsibility of management to develop and execute corporate strategy and the responsibility of the Board to review and express its views on corporate strategy.

            The roles of Chairman of the Board and Chief Executive Officer are currently held by different individuals. Until 2013, Mr. Cornelius, our Chairman of the Board, did not satisfy the independence criteria under NYSE rules because he served through May 4, 2010 as chief executive officer of BMS, our former parent. Accordingly, our Board determined that, as a matter of good corporate governance, it was preferable appoint a director as the Lead Independent Director. The position of Lead Independent Director includes the following duties:

  •
  being available to stockholders and other stakeholders as may be necessary;

  •
  presiding over meetings of the independent directors;

  •
  standing in for the Chairman at Board meetings when the Chairman is not present; and

  •
  organizing the performance assessment of the Chairman of the Board.

            To preserve the independence of the Lead Independent Director position, the Lead Independent Director is appointed by the independent directors and must have at least one year of experience on our Board. In addition, the Lead Independent Director is selected from among the Chairs of the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee, which appointment is by annual rotation. Currently, Mr. Bernick serves as the Lead Independent Director.

            Notwithstanding the foregoing, Mr. Cornelius has been deemed an independent director since 2013. As such, the Board may reassess the necessity of a Lead Independent Director after 2014.

Board Role in Risk Oversight

            The Board is responsible for oversight of the Company's enterprise risk management processes designed by senior management. The Audit Committee also provides specific oversight of the Company's financial risk exposures. The Chief Executive Officer informs the Board of the Company's major risk exposures and describes the steps taken by senior management to monitor and control such exposures. Such steps include management reviewing the results of a formal risk analysis, defining responsive mitigation plans and incorporating such plans in our overall strategic plan. Senior management, with Board oversight, is responsible for daily execution and management of the Company's risk management processes and sets the Company's tone at the top. In addition to anticipating and prioritizing risks based on the magnitude and probability of occurrence, senior management monitors significant risks and responses and ensures that the Company's overall business strategy is risk-responsive.

Communicating with the Board of Directors

            Stockholders and other interested parties wishing to contact one or more of our directors, including the non-management directors as a group, may do so by sending a letter to the director, the Chairman of the Board, the Chairman of the Audit Committee or the Lead Independent Director, in each case c/o the Corporate Secretary at our principal executive offices at 2701 Patriot Boulevard, Glenview, Illinois 60026. Any such correspondence will be forwarded to the appropriate director or directors for review.

Director Independence

            To be considered independent, the Board must affirmatively determine that a director does not have any direct or indirect material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Our Corporate Governance Guidelines require that the Board be composed of a majority of directors who meet the criteria for "independence" established by rules of the NYSE.

            Our Board annually undertakes a review of director independence. During its review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

            As a result of this review, the Board affirmatively determined that a majority of our directors are independent as follows:

Name	Independence Status	Factors Considered
Steven M. Altschuler, M.D.	Independent	(1)
Howard B. Bernick	Independent
Kimberly A. Casiano	Independent
Anna C. Catalano	Independent
Celeste A. Clark, Ph.D.	Independent
James M. Cornelius	Independent	(2)
Stephen W. Golsby	Not Independent	(3)
Michael Grobstein	Independent	(4)
Peter Kasper Jakobsen	Not Independent	(3)
Peter G. Ratcliffe	Independent
Elliott Sigal, M.D., Ph.D.	Not Independent	(5)
Robert S. Singer	Independent

(1)
In determining whether Dr. Altschuler meets the applicable independence standards, the Board considered that we and our subsidiaries have, in the ordinary course of business during the last three years, sold products to The Children's Hospital of Philadelphia where Dr. Altschuler is the chief executive officer. The amounts received from the hospital in each of the past three years were less than $150,000 and did not approach 2% of the hospital's total revenue. The Board determined that this relationship did not impair Dr. Altschuler's independence.

(2)
In determining whether Mr. Cornelius meets the applicable independence standards, the Board considered certain payments made to, and certain payments received from, BMS where Mr. Cornelius serves as the non-executive chairman of the board of directors as well as payments made to YourEncore where Mr. Cornelius serves as a member of the board. The Board determined that none of these relationships impairs Mr. Cornelius' independence, despite his affiliation with BMS, our former parent.

(3)
Mr. Golsby, our former President and Chief Executive Officer, is not independent because he was employed by the Company through April 30, 2013. Mr. Jakobsen, our current President and Chief Executive Officer, is not independent because of his current employment relationship with the Company.

(4)
In determining whether Mr. Grobstein meets the applicable independence standards, the Board considered certain payments made to, and certain payments received from, BMS where Mr. Grobstein serves as a member of the board of directors. The Board also considered certain payments made to PricewaterhouseCoopers, where Mr. Grobstein's son is a partner who works on matters unrelated to the Company's engagement. The Board determined that none of these relationships impairs Mr. Grobstein's independence.

(5)
Dr. Sigal is not an independent director because he has an immediate family member who is a current partner at Deloitte Tax LLP, an affiliate of Deloitte & Touche, our Independent Registered Public Accounting Firm.

Committees of the Board of Directors

            The standing committees of the Board are the Audit Committee, the Compensation and Management Development Committee, the Nominating and Corporate Governance Committee and the Nutrition Science and Technology Committee. The members of each committee are appointed by the Board and serve until their successors are elected and qualified, unless they are earlier removed or resign.

            The Board has determined that all members of the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee are independent within the meaning of applicable SEC rules and the listing standards of the NYSE applicable to members of each such committee. In the case of the Compensation and Management Development Committee, this determination included an assessment by the Board that no member of the committee has a relationship which is material to such director's ability to be independent from management in connection with the duties of a compensation committee member. Each committee is governed by a written charter that is available on our website at www.meadjohnson.com under the caption "Company—Corporate Governance—Committee Charters."

            The table below indicates the composition of each committee, the audit committee members determined by the Board to be "audit committee financial experts" and the number of meetings held by each committee in 2013:

Committee	Committee Chair	Additional Committee Members	Audit Committee Financial Experts	Number of 2013 Committee Meetings
Audit Committee	Robert S. Singer	Howard B. Bernick Kimberly A. Casiano Peter G. Ratcliffe	Robert S. Singer Howard B. Bernick Peter G. Ratcliffe	Nine
Compensation and Management Development Committee	Howard B. Bernick	Steven M. Altschuler, M.D. Anna C. Catalano Robert S. Singer	—	Four
Nominating and Corporate Governance Committee	Peter G. Ratcliffe	Kimberly A. Casiano Anna C. Catalano Celeste A. Clark, Ph.D.	—	Three
Nutrition Science and Technology Committee	Steven M. Altschuler, M.D.	Celeste A. Clark, Ph.D. Stephen W. Golsby Elliott Sigal, M.D., Ph.D.	—	Two

Audit Committee

            The Audit Committee has responsibility for, among other things:

  •
  overseeing management's maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

  •
  overseeing management's establishment and maintenance of processes to ensure that an adequate system of internal control is functioning;

  •
  overseeing management's establishment and maintenance of processes to ensure our compliance with all applicable laws, regulations and corporate policies with respect to financial and accounting matters;

  •
  reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings;

  •
  reviewing the performance of our internal auditors; and

  •
  appointing, terminating and reviewing the performance of the independent auditors and considering and approving any non-audit services proposed to be performed by the independent auditors.

            The Audit Committee Report appears on page 60 of this proxy statement. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate, at the Company's expense.

Compensation and Management Development Committee

            The Compensation and Management Development Committee exercises the authority of the Board relating to employee benefit plans and is responsible for the oversight of compensation generally. The Compensation and Management Development Committee has responsibility for, among other things:

  •
  reviewing our compensation practices and policies, including incentive compensation plans and equity-based plans;

  •
  reviewing key employee compensation policies;

  •
  reviewing the compensation of our chief executive officer, executive officers and other key employees in relation to their performance;

  •
  assessing the pay for performance relationship of all executive pay plans, goals and payments;

  •
  annually assessing the risk associated with our compensation programs;

  •
  reviewing the appropriateness and competitiveness of our executive compensation and management development programs, including individual, senior development actions in support of succession management, such as promotions or organization structure changes at certain levels as designated by it, as well as executive compensation policies and programs and new hire offer packages; and

  •
  preparing recommendations and periodic reports to the Board concerning these matters.

            The Compensation and Management Development Committee Report appears on page 25 of this proxy statement. The Compensation and Management Development Committee has directly engaged Aon Hewitt as its compensation consultant after taking into consideration all factors relevant to Aon Hewitt's independence from management. The Compensation and Management Development Committee also has the authority to engage and obtain advice from outside advisors and to retain counsel where appropriate, at the Company's expense.

Nominating and Corporate Governance Committee

            The Nominating and Corporate Governance Committee assists and advises the Board on director nominations, corporate governance and general Board organization and planning matters. The Nominating and Corporate Governance Committee has responsibility for, among other things:

  •
  making recommendations as to the size, composition, structure, operations, performance and effectiveness of the Board;

  •
  establishing criteria and qualifications for membership on the Board and its committees;

  •
  assessing and recommending to the Board strong and capable candidates qualified to serve on the Board and its committees;

  •
  approving the compensation program for directors, setting compensation levels and ensuring that the program is implemented;

  •
  developing and recommending to the Board a set of corporate governance principles;

  •
  considering matters relating to our responsibilities as a global corporate citizen pertaining to corporate social responsibility and corporate public policy and the impact on our employees and stockholders; and

  •
  considering and recommending to the Board other actions relating to corporate governance.

            The Nominating and Corporate Governance Committee has the authority to engage and obtain advice from outside advisors and to retain counsel where appropriate, at the Company's expense.

            Nomination of Directors:    Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate criteria for membership to the Board. Directors are selected based on, among other things, diversity of backgrounds and experience, integrity, independence, wisdom, an inquiring mind, vision, a proven record of accomplishment and an ability to work with others. The full Board has final approval authority with respect to any candidate.

            In developing criteria for open Board positions, the Nominating and Corporate Governance Committee takes into account such factors as it deems appropriate, which may include: the current Board composition; the range of talents, experiences and skills that would best complement those already represented on the Board; and the need for financial or other specialized expertise. Applying these criteria, the Nominating and Corporate Governance Committee considers candidates for Board membership that may be suggested by its members and other Board members, as well as by management and stockholders. The Nominating and Corporate Governance Committee also may from time to time retain a third-party executive search firm to assist it with identifying and reviewing candidates.

            Based primarily on the need for additional Board members, the Nominating and Corporate Governance Committee will identify a prospective nominee and make an initial determination as to whether to conduct a full evaluation of the nominee. In making this determination, the Nominating and Corporate Governance Committee considers the information provided to it with the candidate's recommendation, as well as information available on hand or obtained through inquiries to third parties. If the Nominating and Corporate Governance Committee determines, in consultation with the Chairman of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third-party executive search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, which may include:

  •
  the ability of the prospective nominee to represent the interests of our stockholders;

  •
  the prospective nominee's standards of integrity, commitment and independence of thought and judgment;

  •
  the prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards, as specifically set out in our Corporate Governance Guidelines;

  •
  the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

  •
  the absence of interlocking relationships;

  •
  the extent to which the prospective nominee helps the Board reflect the diversity of our stockholders, employees, customers and the communities in which we operate; and

  •
  the willingness of the prospective nominee to meet our minimum equity interest holding guidelines for directors.

            If the Nominating and Corporate Governance Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Nominating and Corporate Governance Committee, as well as other members of the Board, as appropriate, interview the nominee. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new director after considering the Nominating and Corporate Governance Committee's report.

            A stockholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate. Any prospective nominee recommended by a stockholder will be considered and evaluated on the same basis as other prospective nominees. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of our bylaws relating to stockholder nominations as described in "General Information" above on page 6.

Nutrition Science and Technology Committee

            The Nutrition Science and Technology Committee assists the Board in its oversight of the Company's research and development ("R&D") activities and medical and scientific risk management processes, as well as interacting with and evaluating the performance of the Company's internal R&D function. The Nutrition Science and Technology Committee has responsibility for, among other things:

  •
  reviewing, evaluating and advising the Board on the quality, direction and competitiveness of the Company's R&D programs;

  •
  reviewing, evaluating and advising the Board on the Company's progress in executing its long-term R&D strategy;

  •
  reviewing, evaluating and advising the Board on the Company's innovation strategy and portfolio;

  •
  reviewing, evaluating and advising the Board on opportunities and threats as identified by the Company's innovation leadership team;

  •
  assisting the Board with its oversight responsibility for enterprise risk management and regulatory compliance in areas relating to the Company's R&D;

  •
  identifying and discussing significant emerging trends and issues in science, technology, healthcare and nutrition and considering the potential impact of such trends and issues on the Company; and

  •
  reviewing, evaluating and advising the Board on major investments, acquisitions and partnerships relating to nutrition science and technology.

            The Nutrition Science and Technology Committee has the authority to engage and obtain advice from outside advisors and to retain counsel where appropriate, at the Company's expense.

Succession Planning and Management Development

            The Board supports the development of executive talent at the Company, especially the senior leaders of the Company and the Chief Executive Officer. Continuity of strong leadership at all levels of the Company is part of the Board's mandate for delivering strong performance to stockholders. Toward that goal, the executive talent development and succession planning process is integrated in the Board's annual activities. Our Corporate Governance Guidelines require that our Chief Executive Officer annually report to the Board on succession planning (including plans in the event of an emergency) and management development. The Corporate Governance Guidelines also require that the Chief Executive Officer provide the Board with an assessment of persons considered potential successors to certain senior management positions at least once each year. The Board deliberates in executive session on the succession plan for the Chief Executive Officer, including an ongoing evaluation of potential succession candidates.

            Management and the Board take succession planning very seriously and while the Corporate Governance Guidelines require an annual review, the process for management development and succession planning occurs much more frequently and involves regular interaction between management and the Board. Management regularly identifies high potential executives for additional responsibilities, new positions, promotions or similar assignments to expose them to diverse operations within the Company, with the goal of developing well-rounded, experienced, and discerning senior leaders. Identified individuals are often positioned to interact more frequently with the Board so that directors may gain familiarity with these executives.

Corporate Governance Guidelines

            The Board has adopted Corporate Governance Guidelines that govern its operation and that of its committees. From time to time, our Board may revise the Corporate Governance Guidelines in response to changing regulatory requirements, evolving corporate governance best practices and the concerns of our stockholders and other constituents. A copy of the Corporate Governance Guidelines is available on our website at www.meadjohnson.com under the caption "Company—Corporate Governance—Guidelines—Mead Johnson Corporate Governance Guidelines." The Corporate Governance Guidelines address, among other matters, the Board's composition and structure, the Board's responsibilities, the Board's retirement policy, the Board's meeting procedures, the Board's involvement with senior management, the Board's role in leadership development and general committee matters.

Code of Ethics

            We have established Employee Standards of Business Conduct and Ethics (the "SBCE"), a Code of Ethics for Senior Financial Officers, and a Code of Conduct and Ethics for Directors (collectively, the "Codes"). These Codes establish the standards of ethical conduct applicable to all of our directors, officers, employees, consultants and contractors, and communicate our commitment to the highest standards of ethical behavior in all of our business activities as well as compliance with all applicable laws and regulations.

            The SBCE addresses, among other things, competing fairly in the global marketplace, compliance with anti-bribery and other laws, conflicts of interest, keeping accurate records, protecting company assets, confidentiality, and corporate opportunity requirements and the process for reporting violations of the SBCE, employee misconduct, conflicts of interest or other violations of company policies and procedures. The Code of Ethics for Senior Financial Officers applies to the Company's chief executive officer, chief financial officer, the financial and operations controllers, the treasurer, the head of internal audit and heads of major business units and others performing similar functions and supplements the SBCE. The Code of Conduct and Ethics for Directors applies to the Company's non-employee directors.

            The Codes are publicly available on our website at www.meadjohnson.com, under the caption "Company—Corporate Governance—Conduct." The Company will furnish a copy of the Codes to any person, without charge, upon written request directed to the Corporate Secretary at our principal executive offices at 2701 Patriot Boulevard, Glenview, Illinois 60026. Any amendment or waiver to the Codes with respect to our chief executive officer, chief financial officer, controller or persons performing similar functions will be disclosed as required by applicable law and will be posted promptly on our website.

Compensation of Directors

            We have adopted a director compensation program that establishes annual compensation for our non-employee directors that will enable us to attract and retain high quality directors, provide them with compensation at a level that is consistent with our compensation objectives and encourage their ownership of our common stock to further align their interests with those of our stockholders. Our non-employee director compensation program includes cash compensation and equity grants in the form of restricted stock units ("RSUs") as described below. We use the same peer group for director compensation comparisons as for executive compensation comparisons, have a comparable compensation strategy and review our program annually with the assistance of Aon Hewitt.

Cash Compensation

            Non-Employee Directors (Other Than Our Non-Executive Chairman):    In 2013, our non-employee director compensation program provided the following cash compensation for all non-employee directors (other than our non-executive Chairman):

  •
  An annual cash retainer of $100,000;

  •
  An additional annual cash retainer of $15,000 payable to our Lead Independent Director; and

  •
  Additional annual cash retainers in the amounts set forth below payable to the chairs of each committee and to each non-employee director serving as a committee member:

Committee Name	Chair Retainer	Non-Chair Committee Member Retainer
Audit Committee	$25,000	$10,000
Compensation and Management Development Committee	$20,000	$7,500
Nominating and Corporate Governance Committee	$15,000	$6,500
Nutrition Science and Technology Committee	$15,000	$6,500

            Non-Executive Chairman:    In 2013, our non-executive Chairman was entitled to an annual cash retainer of $190,000 in lieu of the cash compensation payable to non-employee directors detailed above.

Restricted Stock Units

            Non-Employee Directors (Other Than Our Non-Executive Chairman):    In 2013, each non-employee director (other than our non-executive Chairman) was entitled to an annual equity grant in the form of RSUs under our 2009 Amended and Restated Stock Award and Incentive Plan (the "Award and Incentive Plan") having a grant date fair market value of $140,000. Generally, these RSU grants are made concurrently with annual equity grants to our employees; however, unlike employee equity grants, the directors' RSU grants vest in full on the first anniversary of the grant date.

            Non-Executive Chairman:    In 2013, in lieu of the RSU grant made to non-employee directors, our non-executive Chairman was entitled to an annual grant of RSUs having a grant date fair value of $310,000, which vests in full on the first anniversary of the grant date.

Modifications to Director Compensation Program for 2014

            In December 2013, the Nominating and Corporate Governance Committee engaged in its periodic review of non-employee director compensation. As a result of this review, the following changes were made to non-employee director compensation for the 2014 fiscal year:

  •
  the grant date fair value of the annual restricted stock unit awards for non-employee directors was increased from $140,000 to $175,000; and

  •
  the grant date fair value of the annual restricted stock unit award for the Chairman of the Board was increased from $310,000 to $360,000.

These changes for 2014 are the first changes made to non-employee director compensation since 2012.

2013 Director Compensation

            The following table provides information on 2013 compensation for non-employee directors who served on the Board during 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven M. Altschuler, M.D.	$122,500	$140,043	$2,450	$264,993
Howard B. Bernick	$130,000	$140,043	$2,450	$272,493
Kimberly A. Casiano	$116,500	$140,043	$2,450	$258,993
Anna C. Catalano	$114,000	$140,043	$2,450	$256,493
Celeste A. Clark, Ph.D.	$113,000	$140,043	$2,450	$255,493
James M. Cornelius	$190,000	$310,021	$5,425	$505,446
Stephen W. Golsby(4)	$106,500	$140,073	$1,179	$247,752
Peter G. Ratcliffe	$125,000	$140,043	$2,450	$267,493
Elliott Sigal, M.D., Ph.D.	$106,500	$140,043	$2,450	$248,993
Robert S. Singer	$147,500	$140,043	$2,450	$289,993

(1)
Consists of the amounts described above under "Compensation of Directors—Cash Compensation" for 2013 including annual cash retainers, a lead independent director retainer, committee chair retainers and committee member retainers. For 2013, Mr. Singer served as the Lead Independent Director.

(2)
Amounts shown represent the grant date fair value of RSUs granted in 2013 as described above under "Compensation of Directors—Restricted Stock Units" as computed in accordance with Financial Accounting Standards Board ("FASB") (Accounting Standards Codification ("ASC")) Topic 718, Compensation—Stock Compensation.

The following table sets forth the aggregate number of outstanding RSUs held by each director as of December 31, 2013:

Name	RSUs
Steven M. Altschuler, M.D.	1,876
Howard B. Bernick	1,876
Kimberly A. Casiano	1,876
Anna C. Catalano	1,876
Celeste A. Clark, Ph.D.	1,876
James M. Cornelius	4,153
Stephen W. Golsby	1,734
Peter G. Ratcliffe	1,876
Elliott Sigal, M.D., Ph.D.	1,876
Robert S. Singer	1,876
(3)
Consists of quarterly cash payments of dividend equivalents on unvested RSUs.

(4)
Mr. Golsby served as our President and Chief Executive Officer until his retirement on April 30, 2013. Mr. Golsby became a non-employee director as of May 1, 2013. The amounts shown for Mr. Golsby, above, reflect only his compensation as a non-employee director. All compensation earned by Mr. Golsby during 2013 in his capacity as President and Chief Executive Officer is disclosed in our "Summary Compensation Table," below.

Director Stock Ownership Guidelines

            Our non-employee directors are subject to ownership guidelines regarding shares of our common stock. Our guidelines require that, within four years of becoming a director, each of our non-employee directors hold common stock with a value equal to four times his or her annual cash retainer. This common stock is to be acquired through the retention of the annual stock awards as well as any other acquisition of common stock. Our non-employee directors may not sell any of their common stock awards until the director has achieved the ownership threshold (except to satisfy tax withholding requirements). If a director holds the retention amount, such director may elect to sell any shares above that amount upon vesting. When one of our non-employee directors departs from the Board, the director must retain common stock with a value equal to four times his or her annual cash retainer for a six-month period following the director's date of departure. All of our current directors have met our stock retention requirements, or are on track to meet our stock retention requirements, within the required timeframe.

Policy Prohibiting Speculative Transactions

            Our securities trading policy prohibits our directors, officers and employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. Accordingly, our directors, officers and employees are not permitted to engage in transactions involving short sales, in transactions involving puts, calls and other derivative instruments, or hedging transactions such as forward sale contracts.

            Our policy further prohibits our directors, officers and employees from holding our securities in margin accounts or pledging our securities as collateral for loans. An exception to this prohibition may be granted by the Company's General Counsel where a director or officer wishes to pledge our securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities. Except with regard to the pledge of securities described in footnote 13 to the "Security Ownership of Certain Beneficial Owners and Management" table, below, no such approvals were made in 2013.

Compensation Committee Interlocks and Insider Participation

            None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve, or in the past year has served, on our Board or Compensation and Management Development Committee.

Executive Officers

            Set forth below is information concerning our executive officers. Biographical information pertaining to Mr. Jakobsen, who is both a director and an executive officer of the Company, may be found above under the section titled "Our Board of Directors."

Name	Position(s)
Peter Kasper Jakobsen	President and Chief Executive Officer
Peter G. Leemputte	Executive Vice President and Chief Financial Officer
Charles M. Urbain	Senior Vice President, Stakeholder Relations and Chief Development Officer
William C. P'Pool	Senior Vice President, General Counsel and Secretary
James Jeffrey Jobe	Senior Vice President, Global Supply Chain
Dirk Hondmann, Ph.D.	Senior Vice President, Global Research and Development
Tom De Weerdt	Vice President, Corporate Controller

Peter G. Leemputte	Age 57	*

            Mr. Leemputte has been our Executive Vice President and Chief Financial Officer since January 2012. Mr. Leemputte previously had been our Senior Vice President and Chief Financial Officer from September 2008 through December 2011. From August 2003 to September 2008, he served as senior vice president and chief financial officer of Brunswick Corporation, a manufacturer of recreation and leisure-time products. Mr. Leemputte is a director of Beazer Homes USA, Inc. and serves on the National Council of Washington University's St. Louis School of Engineering and Applied Science.

Charles M. Urbain	Age 60	*

            Mr. Urbain has been our Senior Vice President, Stakeholder Relations and Chief Development Officer since January 2012. Mr. Urbain's role includes leadership of the Company's global human resources function. Mr. Urbain

*
As of the Annual Meeting.

previously had been our President, Asia and Europe from January 2009 through December 2011 and has been continuously employed by Mead Johnson or BMS since February 1987 in various capacities. From June 2008 to January 2009, he served as Senior Vice President, North America, Latin America and Europe. From June 2007 to June 2008, Mr. Urbain served as Senior Vice President, North America and Europe. From January 2004 to June 2007, Mr. Urbain served as Senior Vice President, International, and from January 2001 to January 2004, he served as Senior Vice President, Latin America, Canada and Europe.

William C. P'Pool	Age 48	*

            Mr. P'Pool has been our Senior Vice President, General Counsel and Secretary since December 2008 and has been continuously employed by Mead Johnson or BMS since June 2004 in various capacities. From May 2005 to December 2008, Mr. P'Pool served as Vice President and Senior Counsel for Mead Johnson, and from June 2004 to May 2005, he served as Counsel for Mead Johnson. From May 2001 to June 2004, Mr. P'Pool served as Senior Counsel at Yum! Brands, Inc., a large operator and franchiser of restaurant companies.

James Jeffrey Jobe	Age 54	*

            Mr. Jobe has been our Senior Vice President, Global Supply Chain since November 2005 and has been continuously employed by Mead Johnson since 1988. From May 2003 to November 2005, Mr. Jobe served as Senior Director, North America Supply Chain. From March 2000 to May 2003, Mr. Jobe served as Senior Director, International Supply Chain.

Dirk Hondmann, Ph.D.	Age 50	*

            Dr. Hondmann has been our Senior Vice President, Global Research and Development since joining Mead Johnson in October 2005. From October 2002 to October 2005, Mr. Hondmann served as vice president, research and development of Slimfast, an affiliate of the Unilever Group, an international manufacturer of food, home care, and personal care products.

Tom De Weerdt	Age 41	*

            Mr. De Weerdt has been our Vice President, Corporate Controller since September 2012. Prior to joining the Company, Mr. De Weerdt had served as the Vice President, Finance and Chief Financial Officer of Whirlpool Europe, Middle East and Africa since September 2010 where he lead the financial and administration functions for the business. From October 2008 to September 2010, he was the Vice President Finance, Global Production Organization for Whirlpool Corporation where he headed global financial processes and coordinated significant cost restructuring programs. From September 2007 to October 2008, Mr. De Weerdt served as the Vice President Finance, Whirlpool International, and prior to that time, held various senior financial positions with Whirlpool Corporation and its European subsidiaries.

*
As of the Annual Meeting.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information as of March 14, 2014, regarding beneficial ownership of our common stock by:

  •
  each person known to us to be a beneficial owner of more than five percent of our common stock;

  •
  each of our Named Executive Officers;

  •
  each of our directors; and

  •
  all of our directors and executive officers as a group.

            The number of shares beneficially owned by each stockholder is determined under the SEC's rules and generally includes voting or investment power over shares. Under SEC rules, shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days. Voting power includes the power to direct the voting of the shares, and investment power includes the power to direct the disposition of the shares. Unless otherwise noted, shares listed below are owned directly or indirectly with sole voting and investment power. None of our directors or executive officers, individually or as a group, beneficially owns greater than 1% of the outstanding shares of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Common Stock Beneficially Owned(%)
5% or Greater Stockholders
FMR LLC(2)	13,033,792		6.45%
BlackRock, Inc.(3)	12,550,016		6.21%
Morgan Stanley(4)	12,074,491		5.98%
Named Executive Officers and Directors:
Peter Kasper Jakobsen	133,157	(5)
Peter G. Leemputte	228,191	(6)
Charles M. Urbain	119,770	(7)
William C. P'Pool	55,320	(8)
James Jeffrey Jobe	64,428	(9)
Steven M. Altschuler, M.D.	10,595
Howard B. Bernick	32,176	(10)
Kimberly A. Casiano	5,794
Anna C. Catalano	6,753
Celeste A. Clark, Ph.D.	5,964
James M. Cornelius	116,707
Stephen W. Golsby	284,481	(11)
Michael Grobstein	0
Peter G. Ratcliffe	10,899
Elliott Sigal, M.D., Ph.D.	20,474	(12)
Robert S. Singer	21,676	(13)
All directors and executive officers as a group (18 persons)	1,184,184	(14)

(1)
Includes shares credited to accounts of the executive officers under the Mead Johnson & Company Retirement Savings Plan, stock options and RSUs that are currently exercisable or exercisable within 60 days. No PSUs will vest and be payable within 60 days.

(2)
As reported on Schedule 13G filed with the SEC on February 14, 2014, FMR LLC beneficially owned 13,033,792 shares of our common stock as of December 31, 2013. Of such shares, FMR LLC has sole voting power for 1,914,974 shares. The address of the principal business office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)
As reported on Schedule 13G/A filed with the SEC on February 10, 2014, BlackRock, Inc. beneficially owned 12,550,016 shares of our common stock as of December 31, 2013. Of such shares, BlackRock, Inc. has sole voting power for 10,256,009 shares. The address of the principal business office of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(4)
As reported on Schedule 13G/A filed with the SEC on February 11, 2014, Morgan Stanley beneficially owned 12,074,491 shares of our common stock as of December 31, 2013. Of such shares, Morgan Stanley has sole voting power for 11,369,604 shares and has shared voting power for 55,441 shares. The address of the principal business office of Morgan Stanley is 1585 Broadway, New York, New York 10036.

(5)
Includes 106,043 shares underlying stock options that are currently exercisable or exercisable within 60 days.

(6)
Includes 169,164 shares underlying stock options that are currently exercisable or exercisable within 60 days.

(7)
Includes 70,829 shares underlying stock options that are currently exercisable or exercisable within 60 days.

(8)
Includes 36,430 shares underlying stock options that are currently exercisable or exercisable within 60 days and 1.604 shares held indirectly through the Mead Johnson & Company Retirement Savings Plan.

(9)
Includes 48,272 shares underlying stock options that are currently exercisable or exercisable within 60 days and 53.959 shares held indirectly through the Mead Johnson & Company Retirement Savings Plan.

(10)
These shares are held by a personal holding company owned by the director.

(11)
Includes 178,783 shares underlying stock options that are currently exercisable or exercisable within 60 days and 1,734 shares to be issued in connection with RSUs that will vest within 60 days.

(12)
Includes 12,950 shares held indirectly through Sigal Family Investments, LLC, a family investment limited liability company of which Dr. Sigal is the sole manager.

(13)
10,000 of the shares held by Mr. Singer have been pledged to secure a line of credit extended by a commercial bank.

(14)
Includes 660,583 shares underlying stock options currently exercisable or exercisable within 60 days, 1,734 shares to be issued in connection with RSUs that will vest within 60 days and 55.563 shares held indirectly through the Mead Johnson & Company Retirement Savings Plan.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our executive officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC. Based solely on our review of the reports that have been filed by or on behalf of such persons in this regard and written representations from them that no other reports were required, we believe that all persons filed the reports required by Section 16(a) of the Exchange Act on a timely basis during or with respect to 2013, except as set forth below.

            Each of the individuals noted below filed one late report on Form 4 on the third business day after the relevant reportable event occurred (i.e. one day after the required two business day reporting date). Each of Messrs. Hondmann, Jakobsen, Jobe, Leemputte, P'Pool and Urbain filed a late report on Form 4 detailing (a) the number of shares of our common stock that vested and were fixed upon certification of performance criteria relating to (i) the third performance period under our 2010 - 2012 award of performance shares (the "2010 - 2012 Award"), (ii) the second performance period under our 2011 - 2013 award of performance shares (the "2011 - 2013 Award") and (iii) the first performance period under our 2012 - 2014 award of performance shares (the "2012 - 2014 Award"); (b) the settlement of shares under the 2010 - 2012 Award; (c) a grant of employee stock options in February 2013 and (d) a grant of restricted stock units in February 2013. Mr. Golsby filed a late report on Form 4 detailing (a) the number of shares of our common stock that vested and were fixed upon certification of performance criteria relating to (i) the third performance period under our 2010 - 2012 Award, (ii) the second performance period under our 2011 - 2013 Award and (iii) the first performance period under our 2012 - 2014 Award; and (b) the settlement of shares under the 2010 - 2012 Award. Mr. De Weerdt filed a late report on Form 4 detailing (a) a grant of employee stock options in February 2013 and (b) a grant of restricted stock units in February 2013. Each of our directors (other than Mr. Golsby and Mr. Jakobsen) filed a late report on Form 4 detailing (a) the settlement of vested restricted stock units in shares of common stock and (b) a grant of restricted stock units in February 2013.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

            The Board must approve any transactions involving the Company in which any of our directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members has a direct or indirect material interest and where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year. In doing so, the Board takes into account, among other factors it deems appropriate:

  •
  The related person's interest in the transaction;

  •
  The approximate dollar value of the amount involved in the transaction;

  •
  The approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  Whether the transaction was undertaken in the ordinary course of our business;

  •
  Whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  The purpose of, and the potential benefits to us of, the transaction; and

  •
  Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

 EXECUTIVE COMPENSATION

Compensation and Management Development Committee Report

            The Compensation and Management Development Committee has reviewed and discussed with management the disclosures contained in the section entitled "Compensation Discussion and Analysis" of this Proxy Statement. Based upon this review and discussion, the Compensation and Management Development Committee recommended to the Board that the section entitled "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Members of the Compensation and Management Development Committee,
Howard B. Bernick, Chairman Steven M. Altschuler, M.D. Anna C. Catalano Robert S. Singer

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

            This Compensation Discussion and Analysis ("CD&A") explains our compensation program design and how our program operated in 2013 with respect to our principal executive officer, our former principal executive officer, our principal financial officer and our three other most highly compensated executive officers (collectively our "Named Executive Officers"). The CD&A first describes our executive compensation philosophy and then details the process by which our Compensation and Management Development Committee (the "CMDC") established 2013 Named Executive Officer compensation. We discuss each Named Executive Officer's performance during 2013, as well as the principal components of their respective 2013 compensation and other benefits. Finally, we describe several of our key corporate governance policies covering executive compensation.

            For 2013, our Named Executive Officers were:

  •
  Peter Kasper Jakobsen – our President and Chief Executive Officer;

  •
  Stephen W. Golsby – our former President and Chief Executive Officer;

  •
  Peter G. Leemputte – our Executive Vice President and Chief Financial Officer;

  •
  Charles M. Urbain – our Senior Vice President, Stakeholder Relations and Chief Development Officer;

  •
  William C. P'Pool – our Senior Vice President, General Counsel and Secretary; and

  •
  James Jeffrey Jobe – our Senior Vice President, Global Supply Chain.

Executive Summary

  •
  Our executive compensation programs are highly performance oriented and are designed to establish competitive pay levels and recognize Company and individual performance. The foundation of our program is a philosophy that focuses on pay-for-performance, stockholder value creation and competitive pay.

  •
  Greater than 75% of total compensation is delivered in the form of variable or "at risk" compensation. As such, our executives have a greater portion of their potential compensation based primarily on the annual and long-term financial success of our Company and the creation of a sustainable return to our stockholders.

  •
  In 2013, the Company delivered record profits based on strong revenue growth. We also invested in demand creation at the highest level in our history. Reinvesting in the business is fundamental to our growth strategy.

2013 Financial and Operating Performance Highlights

  •
  We reported full year 2013 sales of $4.2 billion. Sales grew 8% compared to the prior year. Excluding the impact of foreign exchange, sales grew 9% with double-digit growth in both the Asia and Latin America segments and a low-single digit decline in the North America/Europe segment.

  •
  Diluted earnings per share attributable to stockholders was $3.19 in 2013, compared to $2.95 in 2012.

            A comparison of the performance of our common stock against the performance of our peers provides another perspective on our overall performance since our initial public offering in February 2009 and is one of several factors that the CMDC considered when making its compensation decisions.

            The following graph compares the cumulative total return on our common stock for the periods indicated with the performance of the Standard & Poor's 500 ("S&P 500") Stock Index, the S&P 500 Packaged Foods Index and the Mead Johnson custom performance peer group index described below. Starting with the year ended December 31, 2013, for comparative purposes, Mead Johnson is converting from a custom performance peer group index to the commonly used S&P 500 Packaged Foods Index. The Company has reviewed its post-IPO practices with regard to this graph and has concluded that the utilization of a published index, and, in particular, the S&P 500 Packaged Foods Index, is consistent with the practice of a majority of its peers.

            The Mead Johnson custom performance peer group index consisted of the following corporations considered to be comparable companies in the food and beverage and consumer products industries on the basis of industry leadership and global focus: Campbell's Soup Company, Colgate-Palmolive Company, General Mills, Inc., H.J. Heinz Company, The Hershey Company, The J.M. Smucker Company, Kellogg Company, McCormick & Company, Incorporated and Sara Lee Corp. Sara Lee Corp is included through its last day of trading prior to June 29, 2012, when Sara Lee effected a 1-for-5 reverse stock split of Sara Lee common stock and changed its name to The Hillshire Brands Company. This occurred immediately after Sara Lee's separation of certain businesses and prior to the market open on June 29, 2012. The Hillshire Brands Company is not a comparable peer to Mead Johnson for this purpose and is not included in the Peer Group Index. Additionally, on June 7, 2013, H. J. Heinz Company was acquired by H.J. Heinz Holding Corporation, a Delaware corporation controlled by Berkshire Hathaway Inc. and 3G Special Situations Fund III, L.P. As a result of the merger, H.J. Heinz Company common stock is no longer publicly traded, and is included in this graph through its last day of trading prior to June 7, 2013.

            The graph assumes $100 invested on February 11, 2009, the date shares of our common stock commenced trading, in each of Mead Johnson common stock, the S&P 500 Index, the S&P 500 Packaged Foods Index as well as our custom performance peer group index, and the reinvestment of all dividends for each of the reported time periods.

Comparison of Cumulative Total Return
Among Mead Johnson Nutrition Company, the S&P 500 Index, S&P 500 Packaged Foods Index and a Peer Group
Assumes Initial Investment of $100

	2/11/2009	12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013
Mead Johnson Nutrition Company	100.00	168.49	244.03	273.70	266.55	344.86
S&P 500 Index	100.00	136.57	157.14	160.46	186.13	246.42
S&P 500 Packaged Foods Index	100.00	122.78	142.87	167.43	184.83	241.83
Peer Group	100.00	128.16	140.86	161.10	181.97	227.55

            Beyond our financial performance, the individual efforts of the Named Executive Officers contributed to many other important achievements in 2013 that strengthened our competitiveness and our brand and positioned our Company for sustainable business growth over the longer-term, while continuing to invest in the development of our people and giving back to the communities in which we operate.

  •
  Important product introductions helped drive growth. Enfagrow continues to grow strongly in all key geographies, including, in recent months, the United States. Nutramigen and GentleCare products were introduced in Asia. We have grown market share in many key markets.

  •
  We continued to develop our people, added selective new talent, and strengthened our organizational capabilities to ensure that we can operate to the highest standards and deliver superior performance.

  •
  We continued to make advances in reducing the environmental impact of our business. We drove our social and charitable programs which focus upon the most vulnerable infants and children in the communities in which we operate.

Executive Compensation Philosophy

            Our executive compensation philosophy is based on three core elements: (1) pay for performance, (2) stockholder value creation and (3) competitive pay. Each of these elements is described below.

Pay for Performance

            We structure our compensation program to align the interests of our senior executives with the interests of our stockholders. We believe that an employee's compensation should be tied directly to helping us achieve our mission, execute our strategy and deliver value to our stockholders. We also believe that a significant amount of compensation should be long-term and at risk. Therefore, a significant part of each executive's pay depends on the Company's performance and his or her performance measured against financial and operational objectives. A substantial portion is delivered in the form of equity awards that tie the executive's compensation directly to creating stockholder value.

            In order to reinforce the Company's performance-driven compensation philosophy, we emphasize long-term incentives in what we refer to as a "leading median" pay objective for our executive officers: we target (i) total cash compensation at the median level of our peer companies and (ii) long-term incentives at the 75th percentile. The target and actual compensation level for each executive officer, however, depends on the executive's experience, time in position, and individual performance. As a result, average total target compensation for our executive officers falls between the 50th and 75th percentiles of our peer group. Targeted compensation is paid only upon the Company achieving target performance objectives pre-established by the Board.

            As Company or individual performance fluctuates above or below targeted levels, our executives' pay will fluctuate above or below our pay objective. This compensation strategy helps ensure that the Company remains focused on annual operating excellence while simultaneously emphasizing sustainable long-term enterprise value.

Stockholder Value Creation

            Our compensation plans are designed to increase the value we deliver to our stockholders. While managing risk, we believe that investing for the growth and profitability of our brands and business is critical to the long-term success of our Company. Our compensation plans are designed to reinforce this and to make sure we are appropriately investing in our future. The strong linkage of our programs to stockholder value creation and operational excellence helps align the return that stockholders receive for their investment in our Company with the rewards that our leaders receive for helping to create that outcome.

Competitive Pay

            We believe that a competitive compensation program is an important tool to help attract and retain talented employees. By providing compensation that is competitive with our peer companies, we retain the talent we need and enhance our ability to recruit new talent as we continue to build and lead our business over the long term.

            In addition, our compensation program is also designed with the following principles in mind:

  •
  To pay employees equitably relative to one another based on the work they do, the capabilities and experience they possess and the performance they demonstrate;

  •
  To promote a nondiscriminatory work environment that enables us to leverage the diversity of thought that comes with a diverse global workforce;

  •
  To motivate executives to deliver high performance with integrity; and

  •
  To continue to focus on good corporate governance practices by implementing compensation best practices and corporate policies, several of which are described in greater detail under "—Corporate Governance Policies Covering Executive Compensation" beginning on page 40.

Compensation Program Design

            This section explains how we designed the 2013 executive compensation program as it relates to the Named Executive Officers.

Role of the CMDC

            The CMDC is responsible for reviewing the executive compensation strategy and philosophy for our organization. Furthermore, the CMDC reviews and approves individual compensation packages for our most senior executives and reviewed and approved 2013 annual incentive award goals and payouts to each of the Named Executive Officers, as described under "—Annual Incentive Awards" below. In the case of compensation for individuals below the most senior level, the CMDC delegated certain authority to members of management to make determinations in accordance with guidelines established by the CMDC.

Interaction between Executive Officers and the CMDC

            The Chief Executive Officer and Chief Financial Officer are involved in recommending the performance targets that are used for the annual and long-term incentive programs, subject to CMDC review and approval. In addition, the senior executive officer responsible for human resources works with the CMDC, its compensation consultant and senior management to: (i) ensure that the CMDC is provided with the appropriate information to make its decisions; (ii) propose recommendations for CMDC consideration and action; and (iii) communicate those decisions to senior management for implementation.

Role of the Compensation Consultants

            The CMDC retained Aon Hewitt as its compensation consultant. Aon Hewitt reports directly to the CMDC, and the CMDC directly oversees the fees paid for these services provided by Aon Hewitt. The CMDC instructs Aon Hewitt to give it advice, independent of management, and to provide such advice for the benefit of our Company and our stockholders. Aon Hewitt assisted the CMDC by providing the following services in 2013:

  •
  Participating in the design and development of our executive compensation program for 2013;

  •
  Providing competitive benchmarking and market data analysis, including identifying the companies comprising our peer group;

  •
  Assessing the pay for performance relationship of the executive compensation plans;

  •
  Providing recommendations for the compensation of our most senior executives, including our President and Chief Executive Officer; and

  •
  Attending all of the CMDC's meetings.

            Aon Hewitt has developed safeguards to promote the independence of its executive compensation consulting advice. These independence policies include: (i) strong confidentiality requirements, a code of conduct and a strict policy against investing in client organizations; (ii) management of multiservice client relationships by separate account executives; (iii) clearly defined engagements with compensation committees that are separate from any other services provided; (iv) formal segregation of executive compensation services into a separate business unit; (v) no incentives for cross-selling of services and no compensation rewards based on other results; (vi) no offers of more favorable terms for companies that retain Aon Hewitt for additional services; and (vii) consulting work limited to boards, compensation committees and companies, with no representation of individual executives in any capacity.

            The CMDC has determined that the work of Aon Hewitt does not raise any conflict of interest. In making this assessment, the CMDC considered, among other factors, Aon Hewitt's provision of other services to the Company, the level of fees received by Aon Hewitt from the Company as a percentage of Aon Hewitt's total revenues, Aon Hewitt's policies and procedures designed to prevent conflicts of interest, and whether the individual Aon Hewitt advisers to the CMDC own any Company stock or have any business or personal relationships with members of the CMDC or our executive officers.

            As Aon Hewitt is a leading, global human resources consultancy, the Company also retains Aon Hewitt both in certain ongoing roles and on an as-needed basis. In 2013, Aon Hewitt received $149,619 in fees for its work done on behalf of the CMDC, $23,535 in fees for its work performed on behalf of the Nominating and Governance Committee and an additional $1,030,586 for other consulting and actuarial services done on behalf of the Company at the request of management. The CMDC was advised in 2013 of the work that Aon Hewitt does for the Company but did not specifically approve these other services.

Peer Group Analysis

            For 2013, our executive compensation program sought to provide target total compensation between the median and 75th percentile (i.e. the "leading median") of a designated peer group of United States-based multinational companies when targeted levels of performance were achieved. We believe it is critical to pay executives at a competitive level relative to our peer group in order to attract and retain the talent we need to deliver high performance. We review competitive pay levels to maintain our compensation program guidelines on an annual basis (i.e., our salary structure, the leveling of our positions, our annual target bonus levels and our long-term incentive award guidelines). We also use competitive size-adjusted pay levels to help determine individual pay decisions.

            Based on Aon Hewitt's analysis and recommendation, the CMDC used the following peer group of companies for competitive benchmarking of our 2013 executive compensation program:

Allergan, Inc.	The Hershey Company
Campbell Soup Company	Hillshire Brands Company
Chiquita Brands International Inc.	H.J. Heinz Company
Church & Dwight Co., Inc.	Ingredion Incorporated
The Clorox Company	The J.M. Smucker Company
Colgate-Palmolive Company	Kellogg Company
Energizer Holdings, Inc.	Mattel Inc.
The Estée Lauder Companies Inc.	McCormick & Company, Incorporated
Hain Celestial Group Inc.	Molson Coors Brewing Company
Hanesbrands Inc.	The Sherwin-Williams Company
Hasbro Inc.	TreeHouse Foods, Inc.
Herbalife Ltd.	Tupperware Brands Corporation

            We believe this peer group of 24 companies was appropriate given the nature of the consumer products industry. The companies were chosen for a variety of reasons, including: comparability in size in terms of revenue and market capitalization; global business footprint; and strategic characteristics specific to the food and beverage and consumer products industries. We also considered whether a peer group company competed directly with us for executive talent. We annually review the composition of our peer group and make changes when appropriate.

Risk Considerations

            The CMDC considers, in establishing and reviewing our compensation program, whether the program encourages unnecessary or excessive risk taking. The factors considered by the CMDC include:

  •
  the general design philosophy of our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;

  •
  our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;

  •
  how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short term and the long term;

  •
  our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and

  •
  whether any material adjustments need to be made to our compensation policies and practices as a result of any changes in our risk profile.

            The CMDC believes any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The CMDC believes that it has mitigated unnecessary risk considering both the design of the compensation plans and the controls placed upon them because (i) payments under all of our management compensation plans are capped, (ii) the multiple performance goals relate directly to the business plan approved by the Board and (iii) there is an appropriate balance between our annual operating achievements and longer-term value creation, with a particular emphasis on longer-term value creation. This evaluation is completed annually by the CMDC.

2013 Stockholder Advisory Vote on Executive Compensation

            The CMDC reviewed the results of the 2013 stockholder advisory vote on our executive compensation and believes that having 95.6% of the votes cast for approval of our executive compensation confirms that the actions and policy decisions reflected in last year's proxy statement were appropriate. After considering this approval, the CMDC concluded that no additional actions should be taken beyond those that were part of the normal recurring activity described in this CD&A.

Determining the Individual Compensation of Named Executive Officers for 2013

            Our executive compensation program is designed to provide value to the executive based on (i) the extent to which (a) our performance versus annual financial targets, (b) financial performance sustained over longer periods of time and (c) total return to our stockholders (stock price appreciation plus dividends) met, exceeded or fell short of expectations and (ii) individual performance. We believe this approach, with our emphasis on long-term compensation, serves to focus the efforts of our executives on the attainment of sustained long-term growth and profitability for our benefit and the benefit of our stockholders. All elements of executive compensation are reviewed both separately and in the aggregate to ensure that the amount and type of compensation is within appropriate competitive parameters and the program design encourages the creation of long-term stockholder value. When determining individual base salary increases and annual and long-term incentive awards for the Named Executive Officers, other than the Chief Executive Officer, the CMDC considered individual performance, as assessed by the Chief Executive Officer, measured against financial and operational objectives that were linked to our business strategy and total stockholder return. The performance of the Chief Executive Officer was assessed directly by the Board.

Performance Management

            All of our employees, including our Named Executive Officers, participate in the Company's performance management process. The foundation for the Company's performance management process is based on the Company's goals and objectives, which are renewed each year. Each Named Executive Officer has the same goals and objectives with financial and operational measures that are relevant for each of their geographies or functions. These goals and objectives are cascaded down through the organization so that all employees establish measures that are relevant for their position.

            The performance management process measures individual performance over the course of the previous year against pre-set financial and operational performance metrics. The process also assists in ensuring that each executive's compensation is tied to our financial and operational performance and to our stockholder return.

            The annual review and assessment under the process is conducted following the relevant performance year. We conducted this review in February 2013 in order to determine 2013 base salary increases and 2013 long-term incentive awards for the Named Executive Officers, as described under "—Base Salaries" and "—Long-Term Incentive Awards." Payout levels pursuant to the 2013 annual incentive awards, as described under "—Annual Incentive Awards" below, were reviewed and approved by the CMDC in February 2014, and are reflected in the table on page 35.

            Mr. Jakobsen's and Mr. Golsby's performance against predetermined objectives, respectively, was assessed by the Board of Directors in executive session with no members of management present. The Board reviewed year-end financial results and a summary of other financial and operational results. Mr. Jakobsen reviewed and assessed the performance of each of Messrs. Leemputte, Urbain, P'Pool and Jobe against financial and operational objectives set at the beginning of 2013, as described below.

Individual Performance

            When determining the individual 2013 annual incentive payments and the 2013 long-term incentive awards, the CMDC considered the strong financial performance of our Company against pre-set financial measures identified on page 34 and general operational performance which had a direct impact on the financial measures. In addition, the CMDC placed an emphasis on the requirement that the Named Executive Officers achieve their respective goals while demonstrating the highest standards of business integrity and ethics.

            Peter Kasper Jakobsen:    For Mr. Jakobsen, our President and Chief Executive Officer, the CMDC considered the following: (a) his contribution to driving the company's financial performance including strong revenue and EPS growth, (b) stabilization of North American revenue and profit with increased investment, (c) restructuring of our European operations which lead to the return of revenue and profit growth in this geography in 2013 (d) strong sales and profit growth in our Asian operations, including China and Hong Kong, despite a challenging operating environment in several markets, (e) continued rapid growth in Latin America, and our business in Argentina, acquired in 2012, continued to meet established objectives, (f) important work to strengthen our leadership team through development and recruitment, and (g) Mr. Jakobsen's smooth transition to leadership following Mr. Golsby's retirement on April 30, 2013.

            Stephen W. Golsby:    For Mr. Golsby, our former President and Chief Executive Officer, the CMDC considered the following: (a) his successful transition to his successor effective April 30, 2013 and (b) the continued high performance across the business units. This transition was managed effectively and seamlessly both with external and internal constituents, and the Company met stretch performance expectations for the full year.

            For the other Named Executive Officers, 2013 performance results were highlighted as follows:

            Peter G. Leemputte:    For Mr. Leemputte, our Executive Vice President and Chief Financial Officer, the CMDC considered the following: (a) his effective financial leadership and reporting processes across our global business, (b) helping to assure profitable growth while maintaining appropriate internal controls over financial reporting, (c) successful efforts to deliver productivity enhancements in finance and information technology, (d) a significant reduction in the Company's effective tax rate, (e) locking in attractive long-term interest rates for a $500 million debt refinancing planned for 2014, (f) important work to strengthen our finance function leadership team through development and recruitment, and (g) maintaining a strong investor relations program.

            Charles M. Urbain:    For Mr. Urbain, our Senior Vice President, Stakeholder Relations & Chief Development Officer, the CMDC considered the following: (a) his contribution to strengthening the Company's capabilities in effectively managing key stakeholder relations, (b) improving the Company's skills and competencies in evaluating and determining external business development opportunities, (c) his leadership in further alignment of the Company's human resources function to the global business needs, and (d) assessing opportunities to attract, retain, develop and provide competitive compensation and benefits to key talent across the global business.

            William C. P'Pool:    For Mr. P'Pool, our Senior Vice President, General Counsel and Secretary, the CMDC considered his performance in providing consistently sound legal advice to the Board and senior management. The CMDC also considered his leadership in driving the performance of the Department of Law, Compliance and Ethics to support the Company's results, including: (a) securing, protecting and defending the Company's legal rights and interests; (b) establishing GreenVision 20/20, the pathway to meet the Company's sustainability goals; and (c) successfully piloting a new and comprehensive business continuity program.

            James Jeffrey Jobe:    For Mr. Jobe, our Senior Vice President, Global Supply Chain, the CMDC considered the following: (a) his leadership in strengthening the Company's Food Safety & Quality programs, (b) delivering a top tier productivity program and industry competitive working capital result, (c) evolving manufacturing network capabilities to support business growth, and (d) continuously assessing Supply Chain capabilities to advance the Company Procurement and Information Management Systems.

Principal Components of the 2013 Compensation Program for Named Executive Officers

            There are three primary components to our executive compensation program: base salary, annual incentive awards and long-term incentive awards.

            The following charts show our approximate targeted 2013 compensation mix for these primary components of compensation for (i) our Chief Executive Officer and (ii) the other Named Executive Officers, excluding Mr. Golsby, on an aggregate basis:

Target Compensation Mix

CEO Target Compensation	All Other Named Executive Officers

            We believe that the target mix supports the core elements of our executive compensation philosophy by emphasizing incentive compensation while providing competitive base salary. The following discussion explains how each of these pay components was determined and describes the specific pay decisions that were made in 2013 with respect to the Named Executive Officers.

Base Salaries

            The base salaries of executives are targeted at the median of our compensation peer group and are determined based upon the unique qualifications and experience of the individual executive. When awarded, merit increases for these executives are determined based upon both the performance of an individual, their position relative to the market data, and our merit increase budget in a given year. Management reviews results of surveys that forecast what other companies' salary increase budgets will be and sets the annual salary increase budgets based upon such forecasts, along with consideration of business performance and economic conditions. In addition, salary adjustments may be granted based on significant job changes, sustained performance in a role and/or the determination that an executive's base salary is below the benchmark based on the peer group analysis.

            Based on these considerations, salaries were adjusted in 2013 for the Named Executive Officers as follows:

Name	December 31, 2012 Base Salary	2013 Percentage Increase in Base Salary	December 31, 2013 Base Salary
Peter Kasper Jakobsen(1)	$700,000	42.85%	$1,000,000
Stephen W. Golsby(2)	$1,125,000	—	—
Peter G. Leemputte(3)	$595,000	2.01%	$607,000
Charles M. Urbain(3)	$540,000	2.03%	$551,000
William C. P'Pool(3)	$440,000	4.54%	$460,000
James Jeffrey Jobe(3)	$370,000	2.70%	$380,000

(1)
Mr. Jakobsen's base salary was increased in connection with his appointment as President and Chief Executive Officer, effective April 30, 2013.

(2)
Mr. Golsby retired as the Company's President and Chief Executive Officer, effective April 30, 2013.

(3)
The effective date of merit increases granted to executives, other than Mr. Jakobsen, was April 1, 2013.

Annual Incentive Awards

            Annual incentive awards are made to our executives under the 2009 Senior Executive Performance Incentive Plan (the "Executive Performance Incentive Plan") and are targeted at the median of the compensation peer group. Our 2013 annual incentive awards are cash awards designed both to reward executives for achieving annual corporate financial and operational goals and to reward executives' individual performance, consistent with our pay-for-performance philosophy. An executive's target annual incentive award is a percentage of the individual's base salary as determined by the individual's job level and compared to benchmarking data.

            For 2013, each executive's target annual incentive award was subject to the following weighted corporate performance goals:

  •
  40% of the award was based on our performance measured against net sales in constant currency and excluding the impact of specified items (the "2013 Net Sales Goal"),

  •
  25% of the award was based on our performance measured against target diluted earnings per share, as adjusted for specified items (the "2013 EPS Goal"),

  •
  25% of the award was based on our performance measured against target earnings before interest, taxes, depreciation and amortization, excluding the impact of specified items (the "2013 EBITDA Goal"), and

  •
  10% of the award was based on our performance measured against working capital (inventories, trade accounts receivable, and accounts payable) expressed as a percentage of net sales in constant currency, excluding the impact of specified items (the "2013 Working Capital Goal").

            In establishing corporate performance goals, the CMDC strives to ensure that targets are sufficiently ambitious to create maximum stockholder value, while also offering an opportunity to provide meaningful payout to our executives. We believe the Executive Performance Incentive Plan effectively focuses management on attaining top-line growth and profitability. The Executive Performance Incentive Plan is designed such that achievement at the threshold level of performance would yield a payout of 40% of target, achievement below the threshold level would yield no payout and achievement at levels at or above the exceeding level of performance would yield a maximum payout of 200%.

            The 2013 corporate performance goals, Company results against such performance goals and the resulting payouts for the annual incentive awards with respect to each such performance goal were as follows:

Goal	Weighting	Target	Actual	Achievement	Payout
2013 Net Sales Goal	40%	$4,147 million	$4,197 million	101.2%	113.5%
2013 EPS Goal	25%	$3.32	$3.38	101.8%	117.5%
2013 EBITDA Goal	25%	$1,060 million	$1,054 million	99.4%	98.0%
2013 Working Capital Goal	10%	9.5%	7.4%	122.1%	200.0%
Total	100%				119.3%

            After Company performance was measured against the 2013 corporate performance goals, each executive's 2013 annual incentive award was determined in accordance with the total payout percentage shown above and an assessment of the executive's achievement of individual goals and objectives, as described above under "—Determining the Individual Compensation of Named Executive Officers for 2013—Individual Performance."

            On February 28, 2014, the CMDC met and approved 2013 annual incentive award payouts under the Executive Performance Incentive Plan as follows:

Name	Target Annual Incentive	Actual Annual Incentive(1)
Peter Kasper Jakobsen	$900,000	$981,000
Stephen W. Golsby(2)	$450,000	$450,000
Peter G. Leemputte	$513,400	$557,362
Charles M. Urbain	$383,775	$416,638
William C. P'Pool	$295,750	$295,750
James Jeffrey Jobe	$245,375	$298,587

(1)
Adjusted to reflect the CMDCs consideration of corporate and individual performance results.

(2)
As a retiree, Mr. Golsby is eligible to receive a prorated award for his 2013 service.

            These actual payout amounts shown above are also reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table below.

Long-Term Incentive Awards

            Long-term incentive awards are made to our executives under our stockholder-approved 2009 Amended and Restated Stock Award and Incentive Plan ("Award and Incentive Plan"). Our 2013 long-term incentive awards are equity-based awards designed to tie executive interests to the interests of stockholders. The ultimate value of long-term incentive awards is determined by stock price, which provides a direct link to the creation of stockholder value. In addition, our long-term incentive award program is designed to reward individual performance, as the amount of long-term incentive awards granted can vary based on individual performance and future potential. We use three long-term incentive award vehicles, each of which serves a different purpose.

  •
  Performance share awards to reward the achievement of financial objectives;

  •
  Stock option awards to reward the creation of stockholder value and growth; and

  •
  Restricted stock unit awards to enhance the retention component of our programs.

            We typically make grants of long-term incentive awards in late February or early March of each year, following the release of the prior year's financial results. We believe that consistent timing of equity award grants reflects good corporate governance that reduces the risk in selecting a grant date with a preferential stock price. For additional details regarding our policy for granting long-term incentive awards, see "—Corporate Governance Policies Covering Executive Compensation—Equity Grant Practices."

            The following chart shows the 2013 mix of the long-term incentive awards for each of the Named Executive Officers:

Mix of Long-Term Incentive Awards

            As indicated in the chart above, we typically grant 40% of long-term incentive awards in the form of performance shares, 40% in the form of stock options and 20% in the form of restricted stock units. We believe that this mix of long-term incentive awards provides an appropriate balance between linking the compensation of our executives directly to the creation of growth in stockholder value and enhancing the retention aspect of our total compensation program.

            The target number of performance shares, stock options, and restricted stock units granted to an employee is determined based on a review of competitive market data, a subjective assessment of individual performance and future performance expectations. For 2013, the long-term incentive target values for our Named Executive Officers generally reflected the 75th percentile of our peer group for this pay component. These target values are reviewed and approved annually. Once the target value of the annual long-term incentive award is determined, the number of performance shares, stock options and restricted stock units is calculated based on the mix of long-term incentive awards approved by the CMDC (illustrated above) and the closing stock price on the date of grant.

            The following discussion explains the long-term incentive awards made to the Named Executive Officers for 2013.

Performance Share Awards

            In 2013, 40% of each Named Executive Officer's and other senior executives' long-term incentive awards were granted in the form of performance share awards ("performance shares"). Each executive's performance share award is denominated as a target number of performance shares (the "Executive's Target Shares") for a three-year performance cycle (a "Three-Year Performance Cycle"). Each Three-Year Performance Cycle is comprised of three discrete annual performance periods (each, a "One-Year Performance Period"). One-third of an Executive's Target Shares is targeted to be earned during each One-Year Performance Period in the Three-Year Performance Cycle.

            Corporate financial goals applicable to a One-Year Performance Period must be achieved if the executive is to earn the portion of the Executive's Target Shares applicable to that One-Year Performance Period. The financial goals applicable to the 2013 One-Year Performance Period are identical to the corporate financial goals utilized in connection with the annual incentive program described on page 34, above. Like the annual incentive awards, the performance share awards are designed such that achievement of the corporate financial goals at the threshold level of performance would yield a payout of 40% of target for that portion of the award, achievement below the threshold level would yield no payout and achievement at levels at or above the exceeding level of performance would yield a maximum payout of 200% for that portion of the award.

            We believe that maintaining discrete, annual performance periods for our long-term performance share awards continues to be the most appropriate approach in establishing performance goals. Furthermore, our use of four different performance measures for each One-Year Performance Period provides a multi-dimensional view of performance, often with varying levels of achievement and resulting payouts, as described below.

            After the completion of each One-Year Performance Period, the CMDC certifies the corporate financial performance results and calculates the number of shares earned by each executive with regard to such One-Year Performance Period. At approximately the same time, the CMDC establishes new corporate financial goals for the next One-Year Performance Period in the Three-Year Performance Cycle. Share amounts that are earned for a completed One-Year Performance Period are fixed for the duration of the Three-Year Performance Cycle but are not distributed until the end of the Three-Year Performance Cycle, at which time all of the shares earned by an executive for the Three-Year Performance Cycle vest and are paid out to the executive.

Performance Results Under Our Outstanding Performance Share Awards

            The following table illustrates our performance share awards for each of the 2011-2013, 2012-2014 and 2013-2015 performance cycles. The 2011 and 2012 One-Year Performance Periods were previously completed and awards for these periods are fixed.

Our Performance Share Awards for the 2011-2013, 2012-2014, and 2013-2015 Performance Cycles

Completed One-Year Performance Period Results

            Below are the achievement levels and fixed payout results for each of the 2011, 2012 and 2013 performance periods.

Year	Measure	Weighting	Target	Actual	Achievement	% Payout
2011	Net Sales	40%	$3,408 million	$3,581 million	105.1%	200.0%
	EPS	25%	$2.62	$2.79	106.5%	191.3%
	EBITDA	25%	$896 million	$943 million	105.2%	200.0%
	Working Capital	10%	9.0%	9.2%	97.8%	94.0%
	Total	100%				187.2%
	Adjusted Total(1)					170.0%	(1)
2012	Net Sales	40%	$4,000 million	$3,920 million	98.0%	86.2%
	EPS	25%	$3.15	$3.08	97.8%	95.6%
	EBITDA	25%	$1,046 million	$984 million	94.1%	72.4%
	Working Capital	10%	9.0%	10.2%	86.7%	0%
	Total	100%				76.5%
2013	2013 Net Sales Goal	40%	$4,147 million	$4,197 million	101.2%	113.5%
	2013 EPS Goal	25%	$3.32	$3.38	101.8%	117.5%
	2013 EBITDA Goal	25%	$1,060 million	$1,054 million	99.4%	98.0%
	2013 Working Capital Goal	10%	9.5%	7.4%	122.1%	200.0%
	Total	100%				119.3%

(1)
The achievement under the 2011 period was 187.2%, but the CMDC approved a final, adjusted combined payout of 170% in order to strike a proper balance between rewarding individual contributions and appropriately rewarding all plan participants for our significant global performance.

            With regard to the 2011 - 2013 performance cycle, achievement of the corporate financial goals for the third and final One-Year Performance Period were certified, the number of shares earned by each executive was calculated and a payout was made in the first quarter of 2014.

            With regard to the 2012 - 2014 performance cycle, achievement of the corporate financial goals for the second One-Year Performance Period were certified and the number of shares earned by each executive was calculated. However, such shares will not be paid until the completion of the 2014 One-Year Performance Period (i.e. the completion of the 2012 - 2014 performance cycle).

            With regard to the 2013 - 2015 performance cycle, achievement of the corporate financial goals for the first One-Year Performance Period were certified and the number of shares earned by each executive was calculated.

However, such shares will not be paid until the completion of the 2014 and 2015 One-Year Performance Periods (i.e. the completion of the 2013 - 2015 performance cycle).

Stock Option Awards

            Stock options provide for the right of an executive to purchase shares of Company stock in the future based on a fixed price established on the date of grant. As such, we believe stock options are inherently performance-based as the option has value to the executive only in the case that the stock price increases over time. If the stock price does not increase above the grant price, the executive will realize no value from the award. More details on the practices of granting stock options can be found below under "—Equity Grant Practices."

            In 2013, 40% of each Named Executive Officer's and other senior executives' long-term incentive awards were granted in the form of stock options as an incentive to create long-term stockholder value. The stock option awards granted in 2013 will vest 33.3% each year on the first, second and third anniversaries of the grant date.

Restricted Stock Unit Awards

            Restricted stock units provide for the right of an executive to receive shares of Company stock upon the attainment of continuous employment through the vesting schedule. If the executive does not meet the employment conditions specified in the award agreement, the executive will forfeit the award.

            In 2013, 20% of each Named Executive Officer's and other senior executives' long-term incentive awards were granted in the form of restricted stock units. Restricted stock units are awarded not only to help support the creation of stockholder value but also to enhance the retention of our executives. As such, awards granted to our Named Executive Officers will not vest until the fourth anniversary of the grant date.

            The CMDC periodically grants additional "off-cycle" awards to key employees, including Named Executive Officers, in connection with promotions, recruitment and retention efforts, succession planning, or significant accomplishments or achievements. In April 2013, the CMDC determined it appropriate to accelerate and vest 9,823 restricted stock units originally granted to Mr. Golsby on February 11, 2009. This acceleration, which amended the terms of the original award agreement, was effectuated at the time of Mr. Golsby's retirement.

Individual Compensation Arrangements

            Generally, we have no employment contracts with our executives, unless required by local law or practice. We have not entered into an employment agreement with any of the Named Executive Officers.

Other Elements of 2013 Compensation

            In addition to the components set forth above, our senior executives, including each of the Named Executive Officers, are entitled to participate in qualified and non-qualified retirement and savings plans, severance and change in control severance plans, limited perquisite opportunities and other general employee benefits.

Post-Employment Benefits

            We offer certain plans that provide compensation and benefits to employees, including the Named Executive Officers, upon their retirement or if their employment is otherwise terminated. These plans are periodically reviewed by the CMDC to ensure that they are consistent with current competitive practice. The plans offered are common within our peer group and enhance our ability to attract and retain key talent.

Retirement Benefits

            Qualified and Non-Qualified Retirement Plans:    During 2013, each of the Named Executive Officers participated in our defined benefit plans for U.S. employees, which provide income for employees following retirement. These plans were closed in 2009 and participants do not accrue additional service credits under the defined benefit formulas. The Retirement Income Plan is a tax-qualified plan, as defined under Internal Revenue Service ("IRS") regulations, and the Benefit Equalization Plan—Retirement Plan is a non-qualified plan that provides pension benefits above those allowed under the pay limits for tax-qualified plans. All of our U.S. employees are eligible for the qualified plan if they work at least 1,000 hours per year, and employees who participated in the Executive Performance Incentive Plan or whose pay or benefits exceeds the IRS qualified plan limits are eligible for the non-qualified plan. The Summary Compensation Table reflects any increase in 2013 in the actuarial value of these benefits under each of these plans. Accrued benefits for each of the Named Executive Officers, determined as of December 31, 2013, are provided in the Pension Benefits Table.

            Qualified and Non-Qualified Savings Plans:    During 2013, each of the Named Executive Officers participated in our savings plans for U.S. employees, which allow employees to defer a portion of their base salary and bonus and to receive matching contributions from us to supplement their income in retirement. The Retirement Savings Plan is a tax-qualified 401(k) plan, as defined under IRS regulations, and the Benefit Equalization Plan—Savings Plan is a non-qualified deferred compensation plan that allows employees to defer a portion of their base salary and bonus and to receive matching contributions from us in excess of the contributions allowed under the Retirement Savings Plan. The savings plans are designed to allow employees to accumulate savings for retirement on a tax-advantaged basis. All of our U.S. employees are eligible to participate in the qualified plan, and employees who participated in the qualified plan who participate in the Executive Performance Incentive Plan or whose pay or benefits exceeds the IRS qualified plan limits are eligible for the non-qualified plan. The Summary Compensation Table reflects our contributions to these plans during 2013. The Non-Qualified Deferred Compensation table provides more detail on the Benefits Equalization Plan—Savings Plan.

Severance Benefits

            Severance Plan:    The Mead Johnson & Company, LLC Senior Executive Severance Plan (the "Executive Severance Plan") provides a competitive level of severance protection for certain senior executives to help us attract and retain key talent necessary to run our Company. Severance payments are based on the executive's position in the Company. Treatment of outstanding equity awards in the event of a qualifying termination are governed by the terms of the applicable equity award agreement. Both the key terms of the Executive Severance Plan and the value of severance benefits to be paid to our Named Executive Officers under the Executive Severance Plan (assuming an effective termination date of December 31, 2013) are described below under "—Potential Payments Upon Termination or Change in Control."

            Change in Control Severance Plan:    The Mead Johnson & Company, LLC Executive Change in Control Severance Plan (the "Executive Change in Control Plan") enables management to evaluate and support potential transactions that might be beneficial to stockholders even though the result would be a change in control of our Company. The plan contains a "double-trigger," which means that benefits are only triggered upon a covered executive's involuntary termination of employment with us other than for cause or by the covered executive's termination of employment for good reason, in either case during the two-year period following the date of a change in control. Severance payments are based on the executive's position in the Company. Treatment of outstanding equity awards in the event of a qualifying termination upon a change in control are governed by the terms of the applicable equity award agreement. The plan does not provide excise tax gross-ups. Both the key terms of the Executive Change in Control Plan and the value of severance benefits to be paid to our Named Executive Officers under the Executive Change in Control Plan (assuming an effective termination date of December 31, 2013) are described below under "—Potential Payments Upon Termination or Change in Control."

Limited Perquisites

            We maintain an expatriate program that provides certain benefits to our employees who accept expatriate assignments. Our executive officers, including the Named Executive Officers, are entitled to the same benefits under the Company's expatriate program as other Company employees. Under the Company's expatriate program, such benefits include providing gross-ups on taxable foreign assignment assistance and making tax equalization payments on behalf of (or to) expatriate employees who, as a result of their expatriate assignment, incur tax liabilities in excess of what they would have incurred had they not accepted the expatriate assignment. In 2013, Mr. Urbain incurred excess tax liabilities in the amount of $503,513 related to income earned during his prior expatriate assignment in Thailand (the "Urbain Expatriate Assignment"). Under our expatriate program, the Company paid such excess tax liabilities, as reported for Mr. Urbain, below, in the "All Other Compensation" column of the Summary Compensation Table. In future years, the Company may pay additional excess tax liabilities for Mr. Urbain under this program based on potential additional foreign tax liability on certain other income earned by Mr. Urbain during the Urbain Expatriate Assignment. The Company will, to the extent possible, claim any foreign tax credit refunds available during future years based on income earned by Mr. Urbain during the Urbain Expatriate Assignment.

            Except for the benefits provided under the Company's expatriate program, perquisites, if any, for individual Named Executive Officers in 2013 were less than $10,000.

General Employee Benefits

            We maintain medical and dental insurance, accidental death insurance and disability insurance for all of our employees. The Named Executive Officers are eligible to participate in the same welfare benefit plans as our other employees and are covered by the same vacation, leave of absence and similar policies.

Tax Implications of Executive Compensation Program

            It is our intention that amounts payable under the Executive Performance Incentive Plan, gains from stock option awards and long-term performance share awards will be fully deductible "performance-based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). However, in order to maintain market competitive compensation programs, we reserve the right to make awards that are not treated as "performance-based" compensation under Section 162(m) of the Code and, as such, may not be fully deductible under Section 162(m). More specifically, compensation attributable to the vesting of restricted stock unit awards is not "performance-based" under Section 162(m) of the Code.

Corporate Governance Policies Covering Executive Compensation

Stock Ownership and Retention Guidelines for Executive Officers

            We have stock ownership and retention guidelines for our executive officers. Our guidelines require that our CEO hold shares of our common stock with a value of five times his base salary and that other senior executives, including each of our Named Executive Officers, hold shares of our common stock with a value of three times their base salary. Until these stock ownership retention amounts are attained, the executive should not sell any shares acquired following any option exercises or vesting of stock awards (except to satisfy tax withholding requirements).

            Executive officers are required to accumulate and hold the minimum number of shares to meet their respective stock ownership level within five years of assuming their position. For purposes of this requirement, "shares" include shares of our common stock that are owned by the executive officer, unvested time-based RSUs, performance shares earned for the annual segments of our open performance periods, and the value of shares held in the company 401(k) savings plan. The CMDC reviews the stock ownership and retention levels of our executive officers on an annual basis, and as of their 2013 review, all of our executive officers, including the Named Executive Officers, were found to have satisfied these requirements.

Equity Grant Practices

            The following describes our practices regarding equity grants to our employees.

Approval of Awards

            Awards granted to our Chief Executive Officer, executive officers and other senior executives and employees are approved by the CMDC. The CMDC has provided a limited delegation of authority to the Chief Executive Officer and the senior executive officer responsible for human resources to make grants of equity at times other than the annual grant within certain limits. These grants are used primarily in the case of new hires or promotions.

Grant Effective Date—Annual Awards and All Other Awards

            For regularly scheduled annual awards, the grant effective date is the date on which the CMDC meets to grant annual awards. For awards granted to current employees at any other time during the year, the grant effective date is the first business day of the month following the approval date, except that if the approval date falls on the first business day of a given month, the grant effective date is the approval date. For awards granted to new hires, the grant effective date is the first business day of the month following the employee's hire date, except that if the employee's hire date falls on the first business day of a given month, the grant effective date is the employee's hire date. In no case whatsoever will the grant effective date precede the approval date of a given award.

Grant Price and Fair Market Value

            The stock option exercise price of any and all stock option awards is the fair market value of our common stock as of the option grant effective date, which for this purpose is the closing price of our common stock on the New York Stock Exchange on the date of grant.

Clawback Provisions

            We have a policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board, upon recommendation by the CMDC, determines that, as a result of a restatement of our financial statements or an act of malfeasance of office, an executive has received more compensation than would have been paid absent the action(s) or the incorrect financial statements, the Board, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the restatement or improper action and to prevent its recurrence. In certain cases, such action may include, to the extent permitted by applicable law: (i) requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, (ii) causing the partial or full cancellation of restricted stock units or deferred stock awards and outstanding stock options, (iii) adjusting the future compensation of such executive and (iv) dismissing or taking legal action against the executive, in each case as the Board, upon recommendation by the CMDC, determines to be in our best interests and that of our stockholders. The Board has designated the CMDC to implement this policy.

Summary Compensation Table—2013, 2012, and 2011

            The following table and notes present information concerning total compensation earned by each of our Named Executive Officers for service in 2013, 2012 and 2011, with the exception of Mr. Jobe, whose total compensation is shown only for 2013, the year in which he was first deemed to be a Named Executive Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Peter Kasper Jakobsen	2013	893,846	—	2,718,663	966,747	981,000	—	113,345	5,673,601
President and Chief Executive Officer	2012	696,185	—	1,189,729	430,993	500,000	610,666	66,359	3,493,932
	2011	523,154	—	853,891	344,290	654,000	567,739	54,403	2,997,477
Stephen W. Golsby(5)	2013	398,077	—	796,547	—	450,000	3,395,748	166,440	5,206,812
Former President and Chief Executive Officer	2012	1,091,346	—	3,717,722	1,346,857	1,000,000	1,809,928	376,058	9,341,911
	2011	1,000,000	—	3,712,668	1,496,912	2,000,000	1,777,209	309,669	10,296,458
Peter G. Leemputte	2013	603,769	—	1,087,422	386,705	557,362	—	97,932	2,733,190
Executive Vice President and Chief Financial	2012	590,423	—	2,880,010	404,054	405,000	42,804	140,190	4,462,481
Officer	2011	573,423	—	1,076,674	434,100	830,000	43,716	102,796	3,060,709
Charles M. Urbain	2013	548,038	—	747,590	265,854	416,638	—	606,961	2,585,081
Senior Vice President, Stakeholder Relations	2012	535,962	—	743,591	269,375	300,000	1,031,201	249,106	3,129,235
and Chief Development Officer	2011	520,962	—	724,019	291,904	652,000	867,210	316,281	3,372,376
William C. P'Pool	2013	454,615	—	611,742	217,520	295,750	—	63,013	1,642,640
Senior Vice President, General Counsel and	2012	422,500	—	557,654	202,036	230,000	157,922	79,043	1,649,155
Secretary	2011	362,885	—	538,309	217,057	422,000	126,216	61,730	1,728,197
James Jeffrey Jobe	2013	377,308	—	543,748	193,352	298,587	—	69,237	1,482,232
Senior Vice President, Global Supply Chain

(1)
The amounts shown in the Stock Awards and Option Awards columns represent the grant date fair value of stock options, restricted stock units and performance shares determined in accordance with FASB ASC Topic 718. The 2013 amount shown for Mr. Golsby includes 9,823 restricted stock units, originally granted to Mr. Golsby on February 11, 2009, accelerated by the CMDC at the time of his retirement. The assumptions made in the valuation reflected in these columns are set forth in the following notes to the Company's Consolidated Financial Statements:

For Stock and Option Awards Granted in Fiscal Year	Consolidated Financial Statements	Included with Form 10-K filed:	Note
2013	December 31, 2013	February 18, 2014	6
2012	December 31, 2012	February 21, 2013	6
2011	December 31, 2011	February 17, 2012	8

  For performance share awards granted during 2013, the Company assumed that these awards would pay out at the targeted number of shares, and the grant date fair values set forth in the Stock Awards column for each Named Executive Officer reflects this assumption. Assuming maximum performance is achieved, the grant date value of the performance share awards would be as follows:

Value of Performance Share Awards Assuming Maximum Performance
Peter Kasper Jakobsen	$3,554,952
Peter G. Leemputte	$1,421,924
Charles M. Urbain	$977,556
William C. P'Pool	$799,920
James Jeffrey Jobe	$710,962
(2)
These amounts were earned under the Executive Performance Incentive Plan, which is discussed in the CD&A starting on page 34.

(3)
The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are attributable to the aggregate change in 2013 in the actuarial present value of each Named Executive Officer's accumulated pension benefit; the present value of accumulated pension benefits is reported below in the "Pension Benefits—2013" table. During 2013, the actuarial present value of accumulated pension benefit decreased for each NEO other than Mr. Golsby. Decreases in the actuarial present values for each such NEO were primarily driven by changes in the pension discount rate and lump sum interest rates. Mr. Golsby retired as our President and Chief Executive Officer on April 30, 2013 and pension benefits were distributed to him. The actuarial present value of Mr. Golsby's pension benefits increased due to early retirement subsidies and his final level of compensation.

(4)
Amounts shown in the All Other Compensation column for 2013 are comprised of the following:

	Foreign Service Benefits and Foreign Relocation Costs	Group Term Life Insurance Premiums	Relocation and Expatriate Benefits Tax Gross-Ups		Company Contributions to Defined Contribution Plans	Total
Peter Kasper Jakobsen	$2,137	$2,765	—		$108,443	$113,345
Stephen W. Golsby	—	$1,152	—		$165,288	$166,440
Peter G. Leemputte	—	$1,855	—		$96,077	$97,932
Charles M. Urbain	—	$1,684	$503,513	(a)	$101,764	$606,961
William C. P'Pool	—	$1,398	—		$61,615	$63,013
James Jeffrey Jobe	—	$1,160	—		$68,077	$69,237

  (a)
  Amount shown represents excess tax liabilities paid by the Company on behalf of Mr. Urbain in connection with the Urbain Expatriate Assignment. Foreign tax credit refunds are available during future years based on certain income earned by Mr. Urbain during the Urbain Expatriate Assignment.

(5)
Amounts paid to Mr. Golsby as a director of the Company after his April 30, 2013 retirement as President and Chief Executive Officer are described under "—2013 Director Compensation," above.

Grants of Plan Based Awards—2013

            The following table presents information regarding the incentive awards granted to the Named Executive Officers for 2013.

										All Other Stock Awards: Number of Shares of Stock or Units (#)
											All Other Option Awards: Number of Securities Underlying Options (#)
													Grant Date Fair Value of Stock and Option Awards ($)(3)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date		Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter Kasper Jakobsen	—		Annual Incentive	360,000	900,000	1,800,000
	2/27/13		Perf. Shares				10,087	25,216	50,432				1,777,476
	2/27/13		RSUs							12,608			941,187
	2/27/13		Stock Options								64,364	$74.65	966,747
Stephen W. Golsby	—		Annual Incentive	180,000	450,000	900,000
	4/30/13	(4)	RSUs							9,823			796,547
Peter G. Leemputte	—		Annual Incentive	205,360	513,400	1,026,800
	2/27/13		Perf. Shares				4,035	10,086	20,172				710,962
	2/27/13		RSUs							5,043			376,460
	2/27/13		Stock Options								25,746	$74.65	386,705
Charles M. Urbain	—		Annual Incentive	153,510	383,775	767,550
	2/27/13		Perf. Shares				2,774	6,934	13,868				488,778
	2/27/13		RSUs							3,467			258,812
	2/27/13		Stock Options								17,700	$74.65	265,854
William C. P'Pool	—		Annual Incentive	118,300	295,750	591,500
	2/27/13		Perf. Shares				2,270	5,674	11,348				399,960
	2/27/13		RSUs							2,837			211,782
	2/27/13		Stock Options								14,482	$74.65	217,520
James Jeffrey Jobe	—		Annual Incentive	98,150	245,375	490,750
	2/27/13		Perf. Shares				2,018	5,043	10,086				355,481
	2/27/13		RSUs							2,522			188,267
	2/27/13		Stock Options								12,873	$74.65	193,352

(1)
Threshold payout shown is based on 40% payout factor on Company financial performance only. Individual performance rating below target can further reduce threshold payout to zero. Maximum payout shown is the lesser of 200% of base salary or 200% of the target amount. Amounts for Mr. Golsby are shown on a pro-rata basis.

(2)
Threshold payout shown is based on 40% payout factor on Company financial performance only. No payout is made for performance below the threshold level. Maximum payout shown is 200% of the target amount.

(3)
The amounts shown represent the grant date fair value of the relevant award determined in accordance with FASB ASC Topic 718. For awards subject to performance-based conditions, the grant date fair values set forth above are calculated based on target achievement. For a discussion of the assumptions made in the valuations reflected in this column, see Note 6 to the Company's Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2013.

(4)
Mr. Golsby retired as our President and Chief Executive Officer on April 30, 2013. In connection with his retirement, the CMDC approved the acceleration of the vesting of the remaining unvested portion of his restricted stock units granted on February 11, 2009 (Founders' Awards). The acceleration of the vesting of these 9,823 shares constituted a modified award with a value equal to $796,547.

Description of Plan-Based Awards

Annual Incentive Awards

            These non-equity incentive plan awards represent annual incentive award opportunities granted to the Named Executive Officers under the Executive Performance Incentive Plan for the 12-month period from January 1, 2013 through December 31, 2013. The target levels of awards are generally set as a percentage of base salary based on grade level and targeted at the median of our peer group. At its meeting in January 2013, the CMDC determined that the performance measures would be based on the 2013 Net Sales Goal (40%), the 2013 EPS Goal

(25%), the 2013 EBITDA Goal (25%), and the 2013 Working Capital Goal (10%), as described in the CD&A under "—Annual Incentive Awards," beginning on page 34. Performance targets for 2013 were set based on the 2013 business plan.

Restricted Stock Units ("RSUs")

            The RSUs were granted to the Named Executive Officers under the Award and Incentive Plan, and represent part of the normal annual long-term incentive grants and any off-cycle grants. The size of the RSU awards was determined by reviewing competitive market data, a subjective assessment of individual performance and future performance expectations. The RSUs also earn dividend equivalents in accordance with the terms of the applicable agreement. Generally, the awards granted as part of the annual long-term incentives vest in full on the fourth anniversary of the grant date. Upon an executive's death or retirement at least one year after the grant date, the executive or the executive's estate will be entitled to a proportionate number of the total number of RSUs granted. If an executive's employment is terminated "without cause" or "for good reason" prior to a change in control, the executive will be entitled to a proportionate portion of the total number of RSUs granted. If an executive's employment is terminated "without cause" or "for good reason" during the two years following a change in control, all remaining restrictions will lapse and the RSUs will become fully vested. An executive's right to the RSUs is generally subject to continued employment by the Company and an agreement to not compete, solicit or engage in any activity that is harmful to the interests of the Company.

Stock Options

            The stock options were granted to the Named Executive Officers under the Award and Incentive Plan, and represent part of the normal annual long-term incentive grants. The size of the stock option awards was determined by reviewing competitive market data, a subjective assessment of individual performance and future performance expectations. Generally, one-third of the stock option award vests on each of the first, second and third anniversaries of the grant date. The stock options have an exercise price equal to the closing stock price on the date the CMDC approved their grant and can be exercised once vested but before their expiration ten years following the date they were granted. The vesting of the unvested stock options will be fully accelerated upon an executive's retirement or death more than one year after the grant date and the executives will have the full term to exercise the options. Upon an executive's termination "without cause" or "for good reason" prior to a change in control, the executive will be entitled to all or a portion of the total number of unvested options granted and have three months to exercise these options. If an executive's employment is terminated "without cause" or "for good reason" during the two years following a change in control, all restrictions will lapse and the options will become fully vested and the executive will have three months to exercise the options.

Performance Share Awards

            The performance share awards were granted under the Award and Incentive Plan for the Company's 2013-2015 performance cycle and represent part of the normal annual long-term incentive grants. The size of the awards was determined by reviewing competitive market data, a subjective assessment of individual performance and future performance expectations. Performance shares are earned at between zero to 200% of one-third of the target award amount based on the achievement of the performance goal(s) established for each year of the performance period, subject to performance criteria being met, and with continued employment through the end of 2015. Dividends or dividend equivalents are not payable on the performance shares. The performance-based conditions for the first one-third of these awards determinable for 2013 were the 2013 Net Sales Goal (40%), the 2013 EPS Goal (25%), the 2013 EBITDA Goal (25%), and the 2013 Working Capital Goal (10%). Upon an executive's death or retirement more than one year after the grant date, the executive or the executive's estate will retain any shares that have become fixed for annual performance periods that have been completed and will be entitled to a proportionate number of shares for the year in which their employment ended. If an executive's employment is terminated "without cause" or "for good reason" prior to a change in control, the executive will retain any shares that have become fixed for annual performance periods that have been completed and will be entitled to a proportionate portion of the total number of shares for the year in which employment terminates. If an executive's employment is terminated "without cause" or "for good reason" during the two years following a change in control, the executive will retain any shares that have become fixed for annual performance periods that have been completed and will be entitled to the number of shares for the year in which their employment ended at the target level.

Outstanding Equity Awards at Fiscal Year-End—2013

			Option Awards				Stock Awards
Name	Award Type(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(10)
Peter Kasper Jakobsen	Stock Options(2)	3/11/2009	27,341	—	26.58	3/11/2019
	Stock Options(3)	2/24/2010	17,409	—	46.30	2/24/2020
	Stock Options(3)	3/2/2011	15,644	7,825	58.86	3/2/2021
	Stock Options(3)	3/2/2012	8,185	16,373	78.26	3/2/2022
	Stock Options(3)	2/27/2013	—	64,364	74.65	2/27/2023
	RSUs(4)	2/11/2009					5,557	465,454
	RSUs(5)	2/24/2010					5,115	428,432
	RSUs(5)	3/2/2011					4,597	385,045
	RSUs(5)	3/2/2012					4,811	402,969
	RSUs(5)	2/27/2013					12,608	1,056,046
	Perf. Shares(6)	3/2/2011					12,705	1,064,171	—	—
	Perf. Shares(7)	3/2/2012					7,117	596,120	3,635	304,468
	Perf. Shares(8)	2/27/2013					10,027	839,862	16,811	1,408,089

							62,537	5,238,099	20,446	1,712,557
Stephen W. Golsby	Stock Options(3)	2/24/2010	104,452	—	46.30	2/24/2020
	Stock Options(3)	3/2/2011	102,039	—	58.86	3/2/2021
	Stock Options(3)	3/2/2012	76,744	—	78.26	3/2/2022
	Perf. Shares(6)	3/2/2011					43,231	3,621,029	—	—
	Perf. Shares(7)	3/2/2012					13,206	1,106,135	—	—

							56,437	4,727,164	—	—
Peter G. Leemputte	Stock Options(2)	3/11/2009	79,086	—	26.58	3/11/2019
	Stock Options(3)	2/24/2010	36,558	—	46.30	2/24/2020
	Stock Options(3)	3/2/2011	19,726	9,865	58.86	3/2/2021
	Stock Options(3)	3/2/2012	7,674	15,349	78.26	3/2/2022
	Stock Options(3)	2/27/2013	—	25,746	74.65	2/27/2023
	RSUs(4)	2/11/2009					9,725	814,566
	RSUs(5)	2/24/2010					7,161	599,805
	RSUs(5)	3/2/2011					5,796	485,473
	RSUs(9)	1/3/2012					24,733	2,071,636
	RSUs(5)	3/2/2012					4,510	377,758
	RSUs(5)	2/27/2013					5,043	422,402
	Perf. Shares(6)	3/2/2011					16,020	1,341,835	—	—
	Perf. Shares(7)	3/2/2012					6,671	558,763	3,408	285,454
	Perf. Shares(8)	2/27/2013					4,011	335,961	6,724	563,202

							83,670	7,008,199	10,132	848,656
Charles M. Urbain	Stock Options(2)	3/11/2009	11,298	—	26.58	3/11/2019
	Stock Options(3)	2/24/2010	23,502	—	46.30	2/24/2020
	Stock Options(3)	3/2/2011	13,264	6,634	58.86	3/2/2021
	Stock Options(3)	3/3/2012	5,116	10,233	78.26	3/2/2022
	Stock Options(3)	2/27/2013	—	17,700	74.65	2/27/2023
	RSUs(4)	2/11/2009					5,557	465,454
	RSUs(5)	2/24/2010					4,604	385,631
	RSUs(5)	3/2/2011					3,898	326,496
	RSUs(5)	3/2/2012					3,007	251,866
	RSUs(5)	2/27/2013					3,467	290,396
	Perf. Shares(6)	3/2/2011					10,773	902,346	—	—
	Perf. Shares(7)	3/2/2012					4,448	372,564	2,272	190,303
	Perf. Shares(8)	2/27/2013					2,757	230,926	4,623	387,222

							38,511	3,225,679	6,895	577,525

			Option Awards				Stock Awards
Name	Award Type(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(10)
William C. P'Pool	Stock Options(2)	3/11/2009	8,405	—	26.58	3/11/2019
	Stock Options(3)	2/24/2010	5,659	—	46.30	2/24/2020
	Stock Options(3)	3/2/2011	4,931	4,934	58.86	3/2/2021
	Stock Options(3)	3/2/2012	3,837	7,675	78.26	3/2/2022
	Stock Options(3)	2/27/2013	—	14,482	74.65	2/27/2023
	RSUs(4)	2/11/2009					3,126	261,834
	RSUs(5)	2/24/2010					3,325	278,502
	RSUs(5)	3/2/2011					2,898	242,736
	RSUs(5)	3/2/2012					2,255	188,879
	RSUs(5)	2/27/2013					2,837	237,627
	Perf. Shares(6)	3/2/2011					8,009	670,834	—	—
	Perf. Shares(7)	3/2/2012					3,336	279,423	1,704	142,727
	Perf. Shares(8)	2/27/2013					2,256	188,963	3,783	316,864

							28,042	2,348,798	5,487	459,591
James Jeffrey Jobe	Stock Options(2)	3/11/2009	6,355	—	26.58	3/11/2019
	Stock Options(3)	2/24/2010	15,668	—	46.30	2/24/2020
	Stock Options(3)	3/2/2011	9,522	4,763	58.86	3/2/2021
	Stock Options(3)	3/2/2012	3,837	7,675	78.26	3/2/2022
	Stock Options(3)	2/27/2013	—	12,873	74.65	2/27/2023
	RSUs(4)	2/11/2009					3,126	261,834
	RSUs(5)	2/24/2010					3,069	257,059
	RSUs(5)	3/2/2011					2,798	234,360
	RSUs(5)	3/2/2012					2,255	188,879
	RSUs(5)	2/27/2013					2,522	211,243
	Perf. Shares(6)	3/2/2011					7,734	647,800	—	—
	Perf. Shares(7)	3/2/2012					3,336	279,423	1,704	142,727
	Perf. Shares(8)	2/27/2013					2,005	167,939	3,362	281,601

							26,845	2,248,537	5,066	424,328

(1)
A detailed description of the terms of these awards is set forth above under the section titled "—Description of Plan Based Awards." See also Compensation Discussion and Analysis—Long-Term Incentive Awards," beginning on page 35, for additional award information.

(2)
25% of this stock option grant vested on each of the first, second, third and fourth anniversaries of its grant date. As of December 31, 2013, this award was fully vested.

(3)
One-third of these stock option awards vests on each of the first, second, and third anniversaries of their grant date. As of December 31, 2013, the 2010 award was fully vested, the 2011 award had one remaining vesting date: March 2, 2014, the 2012 award had two remaining vesting dates: March 2, 2014 and March 2, 2015, and the 2013 award had three remaining vesting dates: February 27, 2014, February 27, 2015 and February 27, 2016.

(4)
One-third of this RSU award vests on each of the third, fourth and fifth anniversaries of its grant date. As of December 31, 2013, this award had one remaining vesting date: February 11, 2014.

(5)
This RSU award vests in full (100%) on the fourth anniversary of its grant date.

(6)
The number and value of performance shares shown represents the number and value of performance shares that became fixed for (i) the 2011 performance period at 170% of target based on performance achieved for 2011 and (ii) the 2012 performance period at 76.5% of target based on performance achieved for 2012, and (iii) the 2013 performance period at 119.3% of target based on performance achieved for 2013 (in each case, with continued employment through early 2014 when the fixed number of performance shares will vest and be paid out).

(7)
The number and value of performance shares shown represents: (a) the number and value of shares that became fixed for (i) the 2012 performance period at 76.5% of target based on performance achieved for 2012 and (ii) the 2013 performance period at 119.3% of target based on performance achieved for 2013 and (b) the target number and value of shares that could become fixed based on target performance criteria being met for 2014 (in each case, with continued employment through early 2015 when the fixed number of shares will vest and be paid out).

(8)
The number and value of performance shares shown represents: (a) the number and value of shares that became fixed for the 2013 performance period at 119.3% of target based on performance achieved for 2013 and (b) the target number and value of shares that could become fixed based on target performance criteria being met for 2014 and 2015 (in each case, with continued employment through early 2016 when the fixed number of shares will vest and be paid out).

(9)
This RSU award vests in full (100%) on the third anniversary of its grant date.

(10)
The values shown are based on $83.76 per share, which was the closing price of our common stock on December 31, 2013.

Option Exercises and Stock Vested—2013

            The following table presents information regarding the exercise of stock options by Named Executive Officers during 2013 and the vesting during 2013 of other stock awards previously granted to the Named Executive Officers.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Peter Kasper Jakobsen	—	—	19,424	1,464,889
Stephen W. Golsby	175,000	10,431,750	128,581	10,027,507
Peter G. Leemputte	—	—	29,139	2,201,279
Charles M. Urbain	—	—	18,038	1,361,424
William C. P'Pool	—	—	12,139	914,551
James Jeffrey Jobe	—	—	11,447	862,893

(1)
The pre-tax dollar value realized on the exercise of stock options has been determined by multiplying the aggregate number of stock options exercised during 2013 by the difference between the closing price of the common stock on the exercise date and the exercise price of the stock option as follows:

Name	Date of Exercise		Number of Shares Acquired Upon Exercise	Exercise Price	Closing Price of Common Stock on Exercise Date	Total Value Realized
Stephen W. Golsby	5/28/2013		175,000	$26.58	$86.19	$10,431,750

		Totals:	175,000			$10,431,750
(2)
During 2013, approximately one-third of the RSUs which were granted in February 2009 (Founders' Awards) vested, and the full amount of performance shares granted in 2010 and earned for the completed 2010-2012 performance cycle vested. In addition, a series of RSUs held by Mr. Golsby vested in connection with his retirement as President and CEO on April 30, 2013 and November 1, 2013. For each Named Executive Officer, the pre-tax dollar value realized on the vesting of these awards has been determined by multiplying the aggregate number of stock awards that vested by the closing price of the common stock on the vesting date as follows:

Name	Type of Award	Date of Vest		Number of Shares Acquired Upon Vesting	Closing Price of Common Stock on Vesting Date	Total Value Realized
Peter Kasper Jakobsen	RSUs	2/11/2013		5,555	$77.33	$429,568
	Perf. Units	2/27/2013		13,869	$74.65	$1,035,321

			Total:	19,424		$1,464,889
Stephen W. Golsby	RSUs	2/11/2013		20,831	$77.33	$1,610,861
	Perf. Units	2/27/2013		55,482	$74.65	$4,141,731
	RSUs	4/30/2013		9,823	$81.09	$796,547
	RSUs	11/01/2013		42,445	$81.95	$3,478,368

			Total:	128,581		$10,027,507
Peter G. Leemputte	RSUs	2/11/2013		9,721	$77.33	$751,725
	Perf. Units	2/27/2013		19,418	$74.65	$1,449,554

			Total:	29,139		$2,201,279
Charles M. Urbain	RSUs	2/11/2013		5,555	$77.33	$429,568
	Perf. Units	2/27/2013		12,483	$74.65	$931,856

			Total:	18,038		$1,361,424
William C. P'Pool	RSUs	2/11/2013		3,125	$77.33	$241,656
	Perf. Units	2/27/2013		9,014	$74.65	$672,895

			Total:	12,139		$914,551
James Jeffrey Jobe	RSUs	2/11/2013		3,125	$77.33	$241,656
	Perf. Units	2/27/2013		8,322	$74.65	$621,237

			Total:	11,447		$862,893

Pension Benefits—2013

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Peter Kasper Jakobsen	Benefit Equalization Plan	0.360	49,110	—
	Retirement Income Plan	0.360	11,399	—
	Key International Plan	11.198	1,312,321	—

			1,372,830	—
Stephen W. Golsby	Benefit Equalization Plan	5.450	0	4,077,421
	Retirement Income Plan	5.450	0	322,395
	Key International Plan	6.468	0	4,593,625

			0	8,993,441
Peter G. Leemputte	Benefit Equalization Plan	0.900	145,119	—
	Retirement Income Plan	0.900	35,249	—

			180,368	—
Charles M. Urbain	Benefit Equalization Plan	19.770	2,796,432	—
	Retirement Income Plan	19.770	884,257	—

			3,680,689	—
William C. P'Pool	Benefit Equalization Plan	5.270	264,673	—
	Retirement Income Plan	5.270	142,720	—

			407,393	—
James Jeffrey Jobe	Benefit Equalization Plan	21.000	1,137,875	—
	Retirement Income Plan	21.000	740,969	—

			1,878,844	—

(1)
There are no additional years of service credited after February 9, 2009.

            The present values disclosed in the Pension Benefits Table above as of December 31, 2013 were based on the following assumptions:

  •
  Discount rates of 4.0% as of December 31, 2013;

  •
  Lump sum mortality was assumed to be the 2014 417(e) table as of December 31, 2013; and

  •
  A retirement date at the normal retirement age, which is age 65.

Retirement Income Plan

            The Retirement Income Plan is a defined benefit pension plan that provides income for employees after retirement. The Retirement Income Plan is a tax-qualified plan, as defined under Section 401(a) of the Code. The benefit is calculated based on the employee's final average compensation and years of service. The Retirement Income Plan is closed to new hires, which means that no person hired after February 9, 2009 is eligible for participation in this plan. Employees who participate in the Executive Performance Incentive Plan or whose pay or benefits exceed the IRS qualified plan limits are eligible to participate in the Benefit Equalization Plan—Retirement Plan. The key plan provisions of the Retirement Income Plan are as follows:

  •
  The retirement benefit equals:

  •
  2% × Final Average Compensation × Years of Service (prior to February 9, 2009), up to 40, minus

  •
  1/70th of the Primary Social Security Benefit × Years of Service, up to 40.

  •
  Final Average Compensation equals the average of the five consecutive years out of the last ten in which the employee's compensation was the highest. Compensation equals the base salary rate, plus bonuses paid during the year. Compensation is subject to the limits defined under Section 401(a)(17) of the Code. For purposes of calculating Final Average Compensation, compensation increases will no longer continue to be recognized after February 8, 2014.

  •
  Normal retirement age is 65. Employees may elect to take early retirement at age 55 with 10 or more years of service.

  •
  Employees eligible for early retirement may receive their pension without any reduction at age 60. The pension is reduced by 4% for each year that the retirement age precedes age 60.

  •
  Employees are 100% vested after attaining five years of service.

  •
  The pension is payable as a monthly life annuity, with or without survivor benefits, or a lump sum.

Benefit Equalization Plan—Retirement Plan

            The Benefit Equalization Plan—Retirement Plan is a non-qualified deferred compensation plan that provides income for employees after retirement in excess of the benefits payable under the qualified Retirement Income Plan. The benefit is calculated using the same formula as the Retirement Income Plan, but without the limits on compensation and benefits imposed under Section 401(a)(17) and Section 415(b) of the Code. The provisions are the same as those above for the Retirement Income Plan, except for the following:

  •
  Compensation is not subject to the limits under Section 401(a)(17) of the Code;

  •
  Compensation includes the higher of bonus earned or paid during the year; and

  •
  The pension is paid as a cash lump sum or, if an election is made at least 12 months prior to retirement, the lump sum may be credited to the Benefit Equalization Plan—Retirement Savings Plan.

Key International Pension Plan

            The Key International Pension Plan is a non-qualified plan. No new participants will be admitted to the Key International Pension Plan. The plan provides income for these employees after retirement.

            The benefit is calculated based on the employee's final average compensation and years of service. The key plan provisions are as follows:

  •
  The retirement benefit equals:

  •
  1.75% × Final Average Compensation × Years of Service prior to February 1, 2009 (non-U.S. employees) or February 9, 2009 (U.S. employees), up to 40, minus

  •
  1/70th of the Primary Social Security Benefit × Years of Service, up to 40, only when applicable.

  •
  Final Average Compensation equals the average compensation in the five consecutive years out of the last ten in which the employee's compensation was the highest. Compensation equals the base salary rate, plus bonuses paid during the year. For purposes of calculating Final Average Compensation, compensation increases will no longer continue to be recognized after February 8, 2014.

  •
  Normal retirement age is 65. Employees are eligible for early retirement at age 55 with 10 or more years of service.

  •
  Employees eligible for early retirement may receive their pension without any reduction at age 60. The pension is reduced by 4% for each year that the retirement age precedes age 60.

  •
  Employees are 100% vested after attaining five years of service.

  •
  The pension is payable as a monthly life annuity, with or without survivor benefits, or a lump sum.

Non-Qualified Deferred Compensation—2013

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Peter Kasper Jakobsen	43,938	99,693	35,856	—	335,569
Stephen W. Golsby	114,308	152,469	20,688	2,410,720	83,885
Peter G. Leemputte	60,302	85,577	58,813	—	757,645
Charles M. Urbain	91,583	87,515	80,655	—	1,336,004
William C. P'Pool	25,777	46,315	67,843	—	418,949
James Jeffrey Jobe	18,738	52,777	(8,045)	—	423,482

(1)
Amounts reported as compensation in the last fiscal year in the "Salary" column of the Summary Compensation Table.

(2)
Includes amounts reported as compensation in the last fiscal year in the "All Other Compensation" column of the Summary Compensation Table.

(3)
Amounts not shown in the Summary Compensation Table because they are not above-market.

(4)
Of the amounts shown in this column, the following were reported in the Summary Compensation Table for the prior fiscal years: Mr. Jakobsen ($93,333); Mr. Golsby ($1,150,896); Mr. Leemputte ($340,132); Mr. Urbain ($494,299); and Mr. P'Pool ($158,457).

            All of the amounts shown in the Non-Qualified Deferred Compensation table above were deferred under the Benefit Equalization Plan—Retirement Savings Plan described below.

Retirement Savings Plan

            The Retirement Savings Plan is a defined contribution plan designed to allow participants to save for retirement and benefit from Company contributions and tax advantages available through the plan. The Retirement Savings Plan is a tax-qualified 401(k) plan, as defined under Section 401(a) of the Code. Employees who participated in the Executive Performance Incentive Plan or whose pay or benefits exceed the IRS qualified plan limits under the Retirement Savings Plan are eligible for the Benefit Equalization Plan—Retirement Savings Plan. The key plan provisions of the Retirement Savings Plan are as follows:

            Participants are immediately eligible for Company contributions. Eligible pay is defined as an employee's current base salary or wages and annual bonus before any pre-tax savings are deducted. Employees are eligible to contribute from 1% to 25% on a pre-tax or after-tax basis or a combination of both to the plan. Employees may make additional pre-tax "catch-up" contributions at or after age 50. The Company will make matching contributions of $1 for each $1 on the first 6% of eligible pay (base pay plus annual bonus) that the employee contributes. The Company matching contribution is on pre-tax and/or after-tax dollars. The plan provides additional Company contributions of 2%, 3% or 4% of eligible pay (base pay plus bonus) to active employees based on employee points (age plus service) as follows:

Less than 40 points:	2%
40 - 59 points:	3%
60 or more points:	4%

            The plan also provides additional transition Company contributions of 2% to employees who, as of February 9, 2009, have 60 or more employee points (age plus service) and at least 10 years of service. These special transition Company contributions were made for a maximum period of 5 years following the benefits transition date of February 9, 2009.

            Employee contributions are always 100% vested. Company contributions become 100% vested as soon as they are made on the participant's behalf and regardless of years of service. Participants are able to invest their own contributions and Company contributions into a variety of investment alternatives at their own discretion.

Benefit Equalization Plan—Retirement Savings Plan

            The Benefit Equalization Plan—Retirement Savings Plan is a non-qualified deferred compensation plan designed to allow participants to save for retirement and benefit from Company contributions and tax advantages available through the plan in excess of the benefits payable under the qualified Retirement Savings Plan. The key plan provisions are the same as those described above for the Retirement Savings Plan, except for the limits on compensation and benefits imposed on the plan under Section 401(a)(17) and Section 415(b) of the Code.

Potential Payments Upon Termination or Change in Control

            We have not entered into employment agreements with our Named Executive Officers. Therefore, post-termination benefits are typically addressed by the plan or award agreement relating to each element of compensation. For example, our equity awards set forth their treatment upon an executive's termination of employment. Two exceptions to this general rule are (i) the treatment and payment of certain compensation with respect to terminations related to involuntary termination by the Company without cause and (ii) termination by the executive with good reason. In addition, we do not provide for "single trigger" vesting of awards upon a change in control. However, pursuant to the terms of our equity award agreements, there is an exception to this general treatment if any of these equity awards would be cancelled or otherwise cease to be outstanding upon a change in control.

            Former CEO's Retirement Compensation.    Mr. Golsby retired as our President and Chief Executive Officer on April 30, 2013. In connection with his retirement, the CMDC approved the acceleration of the vesting of the remaining unvested portion of his restricted stock units granted on February 11, 2009 (Founders' Awards). The acceleration of the vesting of these 9,823 shares constituted a modified award with a value equal to $796,547. Mr. Golsby also received a pro-rata portion of the Annual Incentive Award of $450,000.

            Pursuant to the standard retirement terms of his other equity awards, the following vested as of his retirement date:

  •
  85,178 stock options (valued at $900,945 on his date of retirement and $1,128,370 at year-end);

  •
  42,445 restricted stock units (value of $3,478,368 on the November 1, 2013 distribution date); and

  •
  56,437 performance shares (valued at $4,727,164 as of December 31, 2013).

            In light of Mr. Golsby's actual retirement benefits, the term "Named Executive Officer" as utilized below in this section titled "Potential Payments Upon Termination or Change in Control" shall be deemed to exclude Mr. Golsby.

            Other Named Executive Officers.    The discussion below describes payments that are due the Named Executive Officers (other than Mr. Golsby) in the event of various termination scenarios or a change in control assuming an effective date of December 31, 2013. To the extent payments and benefits are generally available to salaried employees on a non-discriminatory basis, they are excluded from the tabular disclosures which follow. Of our Named Executive Officers, only Mr. Urbain was eligible for retirement benefits as of the last day of our fiscal year.

            None of the tables below reflect payments due to the Named Executive Officers in the event that such Named Executive Officer leaves the Company on a voluntary basis (without good reason or not in connection with a constructive termination). We do not offer any payments to salaried employees, including the Named Executive Officers, upon a voluntary termination other than those that are vested at the time of termination.

Retirement, Death or Disability

Name	Annual Incentive Award ($)(1)	Stock Options ($)(2)	Restricted Stock Units ($)(3)	Long-Term Performance Awards ($)(4)	Total ($)
Retirement:
Peter Kasper Jakobsen	—	—	—	—	—
Peter G. Leemputte	—	—	—	—	—
Charles M. Urbain	416,638	221,469	1,151,114	1,505,807	3,295,028
William C. P'Pool	—	—	—	—	—
James Jeffrey Jobe	—	—	—	—	—
Death:
Peter Kasper Jakobsen	981,000	284,895	1,302,971	2,500,166	5,069,032
Peter G. Leemputte	557,362	330,059	3,228,445	2,236,570	6,352,436
Charles M. Urbain	416,638	221,469	1,151,114	1,505,807	3,295,028
William C. P'Pool	295,750	165,070	770,257	1,139,216	2,370,293
James Jeffrey Jobe	298,587	160,812	743,621	1,095,188	2,298,208
Disability:
Peter Kasper Jakobsen	981,000	871,251	2,737,947	2,500,166	7,090,364
Peter G. Leemputte	557,362	564,605	4,771,640	2,236,570	8,130,177
Charles M. Urbain	416,638	382,716	1,719,844	1,505,807	4,025,005
William C. P'Pool	295,750	297,001	1,209,578	1,139,216	2,941,545
James Jeffrey Jobe	298,587	278,085	1,153,375	1,095,188	2,825,235

The following benefits are generally available to all salaried employees, including the Named Executive Officers, upon full retirement at age 65 (or age 55 with 10 or more years of service), death or disability:

(1)
Annual Incentive Award:    Reflects actual amount earned for the fiscal year. Employees are eligible for a pro-rata portion of their annual incentive award. The pro-rata award is paid at target, adjusted for Company performance.

(2)
Stock Options:    Employees are eligible for accelerated vesting of any stock options granted at least one year prior to the termination event and have the full term to exercise. While on disability status, stock option awards continue to vest until termination of employment, with such termination of employment treated as a retirement, death, or voluntary termination of employment depending upon the circumstances at the time of such termination.

(3)
Restricted Stock Units:    Upon retirement or death, employees are eligible for a pro-rata portion of Company restricted stock unit awards granted at least one year prior to the termination event. While on disability status, restricted stock unit awards granted continue to vest until termination of employment at cessation of all disability benefits with such termination of employment treated as a retirement, death, or voluntary termination of employment depending upon the circumstances at the time of such termination.

(4)
Long-Term Performance Awards:    For the 2011-2013, 2012-2014 and 2013-2015 performance cycles, upon completion of one year of service, an executive shall be entitled to receive the performance shares that relate to each completed year of the respective performance cycles, plus a pro rata portion of the performance shares related to the year in progress upon retirement or death. If the employee incurs a disability and if the disability exceeds 26 weeks in the aggregate during one or more performance years, the employee will earn only a pro rata portion of the performance shares that the employee would otherwise have earned for such affected performance year(s). While on disability status, earned performance share awards continue to vest until termination of employment treated as a retirement, death or voluntary termination of employment depending upon the circumstances at the time of such termination.

Involuntary Termination without Cause or Termination with Good Reason

            The Company's Named Executive Officers were eligible to receive severance payments and benefits under the Executive Severance Plan if their employment was terminated for any of the following reasons:

  •
  Involuntary termination by the Company or participating employer without "Cause"; or

  •
  Termination by executive with "Good Reason."

Name	Cash Severance ($)(1)	Annual Incentive Award ($)(2)	Stock Options ($)(3)	Restricted Stock Units ($)(4)	Long-Term Performance Awards ($)(5)	Other Benefits and Severance Payments ($)(6)	Total ($)
Peter Kasper Jakobsen	2,000,000	981,000	364,218	1,524,851	2,500,166	56,400	7,426,635
Peter G. Leemputte	910,500	557,362	305,540	3,317,231	2,236,570	54,726	7,381,929
Charles M. Urbain	826,500	416,638	206,267	1,232,193	1,505,807	46,256	4,233,661
William C. P'Pool	690,000	295,750	156,929	820,178	1,139,216	54,387	3,156,460
James Jeffrey Jobe	570,000	298,587	149,259	788,014	1,095,188	45,830	2,946,878

An executive whose employment is terminated by the Company without Cause or by the executive with Good Reason and who complies with the applicable notice provisions in the case of a Good Reason termination, would have been eligible for the following:

(1)
Cash Severance Payment:    Subject to signing a general release, a cash severance payment in the amount of two times base salary for Mr. Jakobsen and one and a half times base salary for each of the other Named Executive Officers.

(2)
Annual Incentive Award:    Reflects actual amount earned for the fiscal year. The Named Executive Officers are eligible for a pro-rata award based on the performance of the Company, subject to signing a general release.

(3)
Stock Options:    Employees may be eligible for accelerated vesting of all or a portion of stock options in accordance with the terms of the applicable agreement. Generally, employees have three months to exercise stock options following termination.

(4)
Restricted Stock Units:    In accordance with the terms of the applicable agreement, employees are generally eligible for a proportionate number of Company restricted stock unit awards.

(5)
Long-Term Performance Awards:    In accordance with the terms of the applicable agreement, the employee will be entitled to receive the performance shares that relate to each completed year of the performance cycle, plus a proportionate portion of the total number of shares for the year in which employment terminates.

(6)
Continuation of Certain Benefits and other Severance Payments:    Continuation of health, dental and life insurance coverage, employee assistance benefits and outplacement services, subject to signing a general release. The maximum outplacement benefit under our policy is $25,000, which amount is included in the individual executive's table above.

Additionally, executives who are expatriates are eligible for financial counseling and relocation benefits. However, the policy calls for these to be reasonable and customary in amount (e.g., air tickets home and tax preparation services). The policy does not establish a maximum and the Company cannot estimate what value these benefits would have.

            For purposes of the Executive Severance Plan, "Cause" means the following:

  •
  Failure or refusal of the executive to substantially perform his or her duties with the Company or a participating employer (except if as a result of disability); or

  •
  Severe misconduct or activity deemed detrimental to the interests of the Company or a participating employer.

"Cause" will be interpreted by the Compensation and Management Development Committee in its sole discretion and such interpretation will be conclusive and binding.

            For purposes of the Executive Severance Plan, "Good Reason" means the occurrence of any of the following events without the executive's consent:

  •
  A material reduction in the executive's base salary;

  •
  A reduction in the executive's grade level resulting in a material diminution of the executive's authority, duties or responsibilities; or

  •
  A change in the principal location of the executive's job or office, such that the executive will be based at a location that is 50 miles or more from the location of such place of employment immediately prior to the proposed change in job or office.

Change in Control and Involuntary Termination Without Cause or Termination with Good Reason

            As disclosed in the CD&A, we adopted the Executive Change in Control Plan on December 23, 2009, which provides enhanced benefits to certain designated employees, including the Named Executive Officers, in the event of a covered termination following a Change in Control. The occurrence of a Change in Control alone is generally insufficient to trigger benefits under the Executive Change in Control Plan. However, pursuant to the terms of our equity award agreements, there is an exception to this general treatment if any of these equity awards would be cancelled or otherwise cease to be outstanding upon a change in control.

            To trigger benefits under the Executive Change in Control Plan, there must be both a "Change in Control" of the Company and either (1) a subsequent involuntary termination by the Company without Cause or (2) a termination by the executive with Good Reason. Thus, the only benefits that an executive would be entitled to upon a Change in Control alone are those that are vested at the time of the Change in Control.

            The Company's Named Executive Officers were eligible to receive severance payments and benefits under the Executive Change in Control Plan if their employment was terminated within two years following a Change in Control for any of the following reasons:

  •
  Involuntary termination by Company without "Cause";

  •
  Termination by executive with "Good Reason."

Name	Cash Severance ($)(1)	Annual Incentive Award ($)(2)	Stock Options ($)(3)	Restricted Stock Units ($)(4)	Long-Term Performance Awards ($)(5)	Supplemental Retirement Benefits ($)(6)	Other Benefits and Severance Payments ($)(7)	Reduction in Severance to Eliminate Excise Tax(8)	Total ($)
Peter Kasper Jakobsen	5,700,000	981,000	871,251	2,737,947	2,500,166	411,499	72,936	(1,016,804)	12,257,995
Peter G. Leemputte	2,240,800	557,362	564,605	4,771,640	2,236,570	225,548	70,192	—	10,666,717
Charles M. Urbain	1,869,550	416,638	382,716	1,719,844	1,505,807	293,868	61,679	—	6,250,102
William C. P'Pool	1,511,500	295,750	297,001	1,209,578	1,139,216	163,875	69,741	—	4,686,661
James Jeffrey Jobe	1,250,750	298,587	278,085	1,153,375	1,095,188	213,216	61,122	—	4,350,323

An executive whose employment is terminated without Cause or with Good Reason within two years following a Change in Control would be eligible for the following:

(1)
Cash Severance Payment:    Subject to the executive signing a general release, a cash payment equal to three times base salary plus target bonus for Mr. Jakobsen and two times base salary plus target bonus for each of the other Named Executive Officers.

(2)
Annual Incentive Award:    Reflects actual amount earned for the fiscal year. If an executive is entitled to a cash severance payment as detailed above, he or she may not receive the entire portion of his or her bonus for the year in which the termination date occurs.

(3)
Stock Options:    In accordance with the terms of the applicable award, unvested stock options will fully vest. Employees have three months to exercise these stock options.

(4)
Restricted Stock Units:    In accordance with the terms of the applicable award, vesting of restricted stock units.

(5)
Long-Term Performance Awards:    In accordance with the terms of the applicable award, long-term performance awards that relate to any completed performance year will be deemed vested, and those related to the year of termination will be deemed earned at target.

(6)
Supplemental Retirement Benefits:    Subject to the executive signing a general release, additional supplemental retirement benefits based on early termination and the amount of severance payable under the plan.

(7)
Continuation of Certain Benefits and Other Severance Payments:    Continuation of medical, dental and life insurance coverage, employee assistance benefits, outplacement services and financial planning services, subject to signing a general release. Expatriation and repatriation benefits are also provided. The maximum outplacement benefit under our policy is $25,000, which amount is included in the individual executive's table above.

Additionally, executives who are expatriates are eligible for financial counseling and relocation benefits. However, the policy calls for these to be reasonable and customary in amount (e.g., air tickets home and tax preparation services). The policy does not establish a maximum and the Company cannot estimate what value these benefits would have.

(8)
Reduction in Severance—Excise Tax:    The Company does not provide excise tax gross-ups to any executive. These agreements contain a "best net" approach to address the potential for any excise tax to be imposed for severance payments and benefits that would constitute an "excess parachute payment" under Section 4999 of the Internal Revenue Code. The Company will not provide a gross-up payment and will instead reduce payments to the executives such that the aggregate amount equals the maximum amount that can be paid without triggering imposition of the excise tax, if the net amount received by the executives on an after-tax basis would be greater than it would be absent such a reduction.

            For purposes of the Executive Change in Control Plan, "Cause" means the following:

  •
  Willful and continued failure by the executive to substantially perform his or her duties with the Company (except if as a result of disability) for a period of 30 consecutive days after written demand for substantial performance is delivered to the executive;

  •
  Willful engagement by executive in conduct that is demonstrably and materially injurious to the Company or its subsidiaries or affiliates, monetarily or otherwise; or

  •
  A felony conviction or the entry of plea of nolo contendere to a felony.

            For purposes of the Executive Change in Control Plan, "Good Reason" means the occurrence of any of the following events without the executive's consent:

  •
  Assignment of any duties materially inconsistent with the executive's status as an officer of the Company or a substantially adverse alteration in the nature or status of the executive's authorities, duties or responsibilities from those in effect immediately prior to the Change in Control;

  •
  A material adverse change in the executive's reporting relationships;

  •
  A material reduction by the Company in the executive's base salary or bonus from the levels in effect immediately prior to a Change in Control or as the same may be increased from time to time after a Change in Control;

  •
  The relocation of the executive's principal place of employment to a location more than 50 miles from the location of such place of employment immediately prior to a Change in Control, except for required travel on the Company's business to an extent substantially consistent with the executive's business travel obligations prior to the Change in Control or, if the executive has consented to a relocation, the failure by the Company to provide the executive with all of the benefits of the Company's relocation policy as in operation immediately prior to a Change in Control;

  •
  The failure of the Company to pay the executive any material amount or portion of executive's compensation or to pay to executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days of the date on which such compensation was due; or

  •
  The failure of the Company to continue in effect any compensation or benefit plan which is material to the executive's compensation and in which executive participated immediately prior to the Change in Control, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company to continue the executive's participation therein on a basis not materially less favorable, both in terms of the amounts of benefits provided and the level of executive's participation relative to other participants, as existed at the time of the Change in Control.

            For purposes of the Executive Change in Control Severance Plan, "Change in Control" means the occurrence of any of the following events:

  •
  Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") shall have become the direct or indirect beneficial owner of thirty percent (30%) or more of (i) the then-outstanding shares of common stock of the Company (the "Outstanding MJN Common Shares") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding MJN Voting Securities")(other than, in each case, in connection with a merger or consolidation as a result of which (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company, (2) the direct or indirect holders of the common stock and the voting securities of such holding company immediately following the transaction are substantially the same as the holders of the Outstanding MJN Common Shares and the Outstanding MJN Voting Securities, as the case may be, immediately prior to the transaction, and (3) immediately following the transaction no Person is the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the common stock or the voting securities of such holding company);

  •
  The consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company or any of its subsidiaries, the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries (taken as a whole), or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding MJN Common Shares and the Outstanding MJN Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of members of the board of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity surviving or resulting from such Business Combination (including an entity that, as a result of such transaction, owns all or substantially all of the common stock or the voting securities of the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding MJN Common Shares and the Outstanding MJN Voting Securities, as the case may be, (ii) no Person (excluding the Company or any employee benefit plan (or related trust) of the Company or such entity surviving or resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity surviving or resulting from such Business Combination (or any parent thereof) or the combined voting power of the then-outstanding voting securities of such entity (or any parent thereof) entitled to vote generally in the election of members of the board of directors (or, for a non-corporate entity, equivalent governing body) and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity surviving or resulting from such Business Combination (or any parent thereof) were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination;

  •
  The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

  •
  There shall have been a change in the composition of the Board within a two-year period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the Company's stockholders or, if earlier, initial appointment to the Board was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two-year period together with the directors who were previously so approved (either by a specific vote of approval or by approval of the Company's proxy statement in which such person was named as a nominee for election as a director).

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

            The table below sets forth information with regard to securities authorized for issuance under our equity compensation plans as of December 31, 2013. As of December 31, 2013, we had one equity compensation plan, the Award and Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Security Holders	3,013,757	(1)	$60.12	(2)	20,243,368	(3)
Equity Compensation Plans Not Approved by Security Holders	0		—		0

Total	3,013,757		$60.12		20,243,368

(1)
Includes (a) stock options to purchase 1,958,862 shares of common stock with a weighted average exercise price of $60.12, (b) 428,931 shares of common stock issuable following the vesting of restricted stock units for which no exercise price will be paid and (c) 625,964 shares of common stock deliverable in respect of performance share awards for which no exercise price will be paid (assuming maximum payout of performance share awards).

(2)
The calculation of weighted average exercise price includes only outstanding stock options and excludes restricted stock units and performance share awards.

(3)
Types of awards issuable under the Award and Incentive Plan include: options, stock appreciation rights, restricted stock, restricted stock units, stock granted as a bonus or in lieu of another award, dividend equivalents, other stock-based awards or performance share awards.

 AUDIT RELATED MATTERS

Audit Committee Report

            Management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements and its internal control over financial reporting. The independent registered public accounting firm of Deloitte & Touche is responsible for performing an independent integrated audit of the Company's consolidated financial statements and the effectiveness of its internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

            In addition to fulfilling its oversight responsibilities as set forth in its charter and as further described above in the section titled "Committees of the Board of Directors—Audit Committee," the Audit Committee reports as follows:

    1.
    The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2013;

    2.
    The Audit Committee has discussed with representatives of Deloitte & Touche the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees;

    3.
    The Audit Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche its independence; and

    4.
    The Audit Committee also has considered whether the provision by Deloitte & Touche of non-audit services to the Company is compatible with maintaining Deloitte & Touche's independence.

            Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements referred to above be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Members of the Audit Committee,
Robert S. Singer, Chairman Howard B. Bernick Kimberly A. Casiano Peter G. Ratcliffe

Fees Paid to Independent Registered Public Accounting Firm

            The table set forth below presents the fees for professional audit services rendered by Deloitte & Touche in connection with the integrated audits of our consolidated financial statements for the years ended December 31, 2013 and 2012, and fees for other services rendered by Deloitte & Touche and its affiliates during these periods.

	2013	2012
Audit Fees	$3,833,200	$3,449,000
Audit-Related Fees	9,200	9,600
Tax Fees	166,925	103,000
All Other Fees	—	15,500

Total	$4,009,325	$3,577,100

            Audit Fees for 2013 and 2012 include fees for professional services rendered for the audits of our consolidated financial statements and of our internal control over financial reporting, reviews of our quarterly financial statements, consents and statutory audits.

            Audit-Related Fees for 2013 include fees for services rendered related to internal audit training and an environmental attestation report. For 2012, these fees were for professional services provided in connection with the audit of our Canadian pension plan.

            Tax Fees for 2013 and 2012 were for services related to tax compliance and advisory services, including transfer pricing analyses, VAT analyses, tax audit support services, and transaction advisory services.

            All Other Fees for 2012, these fees were for advisory services related to customer support systems.

Pre-Approval of Audit and Permissible Non-Audit Services

            The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche and its affiliates during 2013 in accordance with our policy described below.

            The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. Our independent registered public accounting firm is generally prohibited from performing any management consulting projects, or from providing tax consulting services relating to transactions or proposals in which the sole purpose may be tax avoidance or for which the tax treatment may not be supported by the Internal Revenue Code. Prior to the engagement of our independent registered public accounting firm for the next year's audit, management submits an aggregate of services expected to be rendered during that year for each of the four categories of services described above to the Audit Committee for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted by category of service and the Audit Committee receives periodic reports from management and our independent registered public accounting firm on actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

            The Audit Committee may delegate pre-approval authority to its Chair. The Chair is required to report, for informational purposes, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

 OVERVIEW OF PROPOSALS

            This Proxy Statement contains three proposals by the Board requiring stockholder action. Proposal No. 1 requests the election of 12 directors to the Board. Proposal No. 2 requests approval, on an advisory basis, of the compensation paid to our Named Executive Officers. Proposal No. 3 requests the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm in 2014. Each of these proposals is discussed in more detail below.

PROPOSAL 1—ELECTION OF DIRECTORS

            The Board currently consists of 12 members. The directors serve one-year terms. The Board has nominated each of our 12 current directors whose terms expire at the Annual Meeting for re-election as directors. Information regarding the nominees for director is set forth under "Directors, Executive Officers and Corporate Governance—Board of Directors," beginning on page 7.

            In an uncontested election, our bylaws require directors to be elected by a majority of the votes cast by holders of shares at any meeting of stockholders on the election of directors.

            All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board. Unless proxy cards are otherwise marked, the individuals named as proxies intend to vote the shares represented by proxy in favor of all of the Board's nominees.

            The Board of Directors recommends a vote FOR the election of each of the director nominees.

 PROPOSAL 2—ADVISORY APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

            We are providing our stockholders with the opportunity to cast an advisory vote to approve the compensation paid to our Named Executive Officers as described below. We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation program.

            As described under "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value.

            We are asking our stockholders to indicate their support for the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative in this Proxy Statement). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Please read the "Compensation Discussion and Analysis" beginning on page 25 of this Proxy Statement and the corresponding compensation tables and related narrative set forth on pages 41-58 of this Proxy Statement for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our Named Executive Officers.

            As an advisory vote, this proposal is not binding upon the Company. However, the Compensation and Management Development Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our executive officers.

            At the Company's 2011 annual meeting of stockholders, the Company's stockholders recommended, on an advisory basis, holding an advisory vote on the compensation paid to our Named Executive Officers every year. Based on this determination which was consistent with the Board's recommendation, the Board agreed that it will hold an advisory vote on the compensation of our Named Executive Officers every year until the next required vote on the frequency of such votes. As such, following the advisory vote to approve the compensation paid to our

Named Executive Officers that will take place at the Annual Meeting, the next advisory vote on executive compensation will occur at the Company's 2015 annual meeting of stockholders.

            The Board strongly endorses the Company's executive compensation program and recommends that stockholders vote in favor of the following resolution:

                RESOLVED, that the compensation paid to the Company's Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related discussion as disclosed in this proxy statement, is hereby APPROVED.

            Unless proxy cards are otherwise marked, the individuals named as proxies intend to vote the shares represented by proxy in favor of approving the compensation paid to our Named Executive Officers.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our Named Executive Officers as disclosed pursuant to the SEC's compensation disclosure rules in this Proxy Statement.

 PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            In accordance with its charter, the Audit Committee of the Board has appointed Deloitte & Touche as our independent registered public accounting firm for 2014. The Audit Committee requests that our stockholders ratify the appointment. Deloitte & Touche served as our independent registered public accounting firm in 2013. One or more representatives of Deloitte & Touche will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

            Stockholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate governance practice. Furthermore, if the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will consider the selection of another independent registered public accounting firm for 2015 and future years. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

            Unless proxy cards are otherwise marked, the persons named as proxies intend to vote the shares represented by proxy in favor of the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for 2014.

OTHER MATTERS

            Management is not aware of any other matters that will be presented at the Annual Meeting, and our bylaws do not allow proposals to be presented at the meeting unless they were properly presented to us before December 31, 2013. If any other matters that require a vote properly come before the stockholders at the 2014 Annual Meeting, it is the intention of the proxy holders to vote the shares represented by proxy on such matters in accordance with the recommendation of the Board or, in the absence of such recommendation, in their best judgment.

 MAP AND DIRECTIONS TO
2014 ANNUAL MEETING OF STOCKHOLDERS OF MEAD JOHNSON NUTRITION COMPANY

The Glen Club
2901 W. Lake Avenue
Glenview, Illinois 60026

From Downtown Chicago

               I-90/I-94 West approximately 7 miles; I-90 and I-94 split at this point—Continue on I-94 West approximately 8 miles—Exit Lake Ave. West—Drive west 3 miles to Patriot Blvd.—Turn right (north)—Drive north 1 mile (past stop sign at Chestnut) to West Lake Ave—Turn left (west)—Drive West on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

From O'Hare Airport

               I-190 East to I-294 North toward Wisconsin—Continue on I-294 North approximately 8 miles—Exit Willow Rd. East—Drive east 2.3 miles to Patriot Blvd.—Turn right (south) and continue on for approximately 0.8 miles to West Lake Ave.—Turn right (west)—Drive west on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

From the West

               I-90 East to I-294 North toward Wisconsin—Continue on I-294 North approximately 8 miles—Exit Willow Rd. East—Drive east 2.3 miles to Patriot Blvd.—Turn right (south) and continue on for approximately 0.8 miles to West Lake Ave.—Turn right (west)—Drive West on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

From the North

               I-94 East—Keep right and merge on to I-294 South toward Indiana/O'Hare—Continue on I-294 South approximately 3.5 miles—Exit Willow Rd. towards Northbrook/Glenview—Turn left (east) and continue on for approximately 2.3 miles to Patriot Blvd.—Turn right (south) and continue on for approximately 0.8 miles to West Lake Ave.—Turn right (west)—Drive West on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

From the South

               I-294 North toward Wisconsin—Exit Willow Rd. East—Drive east 2.3 miles to Patriot Blvd.—Turn right (south) and continue on for approximately 0.8 miles to West Lake Ave.—Turn right (west)—Drive West on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time, Wednesday, April 30, 2014. Have your proxy card in hand  when  you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

MEAD JOHNSON NUTRITION COMPANY 2701 PATRIOT BOULEVARD GLENVIEW, IL 60026-8039
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time, Wednesday, April 30, 2014.  Have your proxy card in hand when you call and then  follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M66675-P46384	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MEAD JOHNSON NUTRITION COMPANY

The Board of Directors recommends a vote “FOR” each director nominee in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.
1.	Election of Directors

	Nominees:	For	Against	Abstain			For	Against	Abstain

	1a. Steven M. Altschuler, M.D.	☐	☐	☐		1j. Peter G. Ratcliffe	☐	☐	☐

	1b. Howard B. Bernick	☐	☐	☐		1k. Elliott Sigal, M.D., Ph.D.	☐	☐	☐

	1c. Kimberly A. Casiano	☐	☐	☐		1l. Robert S. Singer	☐	☐	☐

	1d. Anna C. Catalano	☐	☐	☐	2.	Advisory approval of named executive officer compensation	☐	☐	☐

	1e. Celeste A. Clark, Ph.D.	☐	☐	☐	3.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014	☐	☐	☐

	1f. James M. Cornelius	☐	☐	☐

	1g. Stephen W. Golsby	☐	☐	☐

	1h. Michael Grobstein	☐	☐	☐

	1i. Peter Kasper Jakobsen	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐ Yes	☐ No		HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All  holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

2701 Patriot Boulevard

Glenview, Illinois 60026-8039

(847) 832-2420

March 24, 2014

Dear Fellow Stockholder:

We are pleased to invite you to attend our Annual Meeting of Stockholders (“Annual Meeting”) on May 1, 2014, at 9:00 a.m. Central Daylight Time, at the Glen Club, 2901 W. Lake Avenue, Glenview, Illinois 60026.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend in person, you can ensure that the shares are represented at the Annual Meeting by promptly voting and submitting your proxy by Internet or by telephone or by signing, dating and returning your proxy card in the enclosed envelope.  If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Sincerely,

James M. Cornelius	Peter Kasper Jakobsen
Chairman of the Board of Directors	President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 1, 2014:

The Proxy Statement relating to our 2014 Annual Meeting of Stockholders, the Proxy Card, our Annual Report to Stockholders for the year ended December 31, 2013 and our Annual Report on Form 10-K for the year ended December 31, 2013 are available at www.meadjohnson.com/proxymaterials.

M66676-P46384

MEAD JOHNSON NUTRITION COMPANY
This Proxy and Voting Instruction Card is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 1, 2014

The stockholder(s)  hereby appoint(s) Eryk J. Spytek and Erin R. McQuade, and each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote all of the shares of common stock of MEAD JOHNSON NUTRITION COMPANY that the stockholder(s)  is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. CDT on May 1, 2014, at the Glen Club, 2901 W. Lake Avenue, Glenview, Illinois 60026, as designated on the reverse side of this proxy and voting instruction card and in their discretion with respect to any other matters that may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

This card also provides voting instructions for any shares of common stock held on the undersigned’s behalf in the Mead Johnson & Company, LLC Retirement Savings Plan and/or the Mead Johnson Nutrition (Puerto Rico) Inc. Retirement Savings Plan. This proxy, when properly executed, will be voted in the manner directed herein.  If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed and dated on reverse side

QuickLinks

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 1, 2014
Your Vote Is Important
GENERAL INFORMATION
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
EXECUTIVE COMPENSATION
Target Compensation Mix
Mix of Long-Term Incentive Awards
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
AUDIT RELATED MATTERS
OVERVIEW OF PROPOSALS
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—ADVISORY APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
MAP AND DIRECTIONS TO 2014 ANNUAL MEETING OF STOCKHOLDERS OF MEAD JOHNSON NUTRITION COMPANY
The Glen Club 2901 W. Lake Avenue Glenview, Illinois 60026